      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1999


                                                      REGISTRATION NO. 333-64499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          IMPLANT SCIENCES CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           MASSACHUSETTS                             3842                              04-2837126
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                              107 AUDUBON ROAD, #5
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 246-0700
   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL PLACE OF BUSINESS AND PRINCIPAL
                               EXECUTIVE OFFICES)

                            ANTHONY J. ARMINI, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              107 AUDUBON ROAD, #5
                         WAKEFIELD, MASSACHUSETTS 01880
                                 (781) 246-0700
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              ROBERT W. SWEET, JR., ESQ.                              WILLIAM M. PRIFTI, ESQ.
               DAVID A. BROADWIN, ESQ.                             FIVE MARKET SQUARE, SUITE 109
               FOLEY, HOAG & ELIOT LLP                                   AMESBURY, MA 01913
                ONE POST OFFICE SQUARE                                     (978) 388-4942
             BOSTON, MASSACHUSETTS 02109
                    (617) 832-1000

                            ------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As promptly as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED             PROPOSED MAXIMUM            AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING          REGISTRATION
 SECURITIES TO BE REGISTERED          REGISTERED                SHARE(1)                 PRICE(1)                   FEE
---------------------------------------------------------------------------------------------------------------------------------
Units each consisting of one
  share of Common Stock and
  one Redeemable Common Stock
  Purchase Warrant
  ("Warrants")(2).............        1,150,000                  $ 7.50                $ 8,625,000
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Warrants(2).....        1,150,000                  $ 9.00                $10,350,000
---------------------------------------------------------------------------------------------------------------------------------
Representative's Warrant......          100,000                  $ .001                $       100
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Representative's
  Warrant.....................          100,000                  $12.00                $ 1,200,000
---------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
  exercise of Representative's
  Redeemable Warrant..........          100,000                  $ 9.00                $   900,000
---------------------------------------------------------------------------------------------------------------------------------
Totals........................                                                         $21,175,000                 $6,141(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. Other expenses of the offering aggregate $903,000 and are itemized under Item 25 of Part II of this Registration Statement.

(2) Includes shares or warrants represented by 150,000 Units, each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock, subject to an over-allotment option granted to the Underwriters by the Registrant. See "Underwriting."
(3) Previously paid $7,770.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION, DATED JUNE 9, 1999


PROSPECTUS

                            [IMPLANT SCIENCES LOGO]


                                1,000,000 UNITS

                               EACH CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

                            ------------------------


     All of the Units being sold are being offered by Implant. Prior to this offering, there has been no public market for the Units, the Common Stock or the Warrants. The Common Stock and Warrants will not trade separately until at least 30 days from the date of this Prospectus or such later time as may be determined by Westport Resources Investment Services, Inc. The exercise price of the Warrants will be $9.00. The Units have been approved for listing on the Nasdaq SmallCap Market, Inc. under the symbol "IMPLU" and on the Boston Stock Exchange under the symbol "IMXU."



     INVESTING IN THE UNITS INVOLVES RISKS. SEE RISK FACTORS BEGINNING ON PAGE
8.



     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                               PRICE TO           UNDERWRITING DISCOUNTS         PROCEEDS TO
                                PUBLIC               AND COMMISSIONS               IMPLANT
---------------------------------------------------------------------------------------------------
Per Unit.............           $7.50                      $.75                     $6.75
---------------------------------------------------------------------------------------------------
Total................         $7,500,000                 $750,000                 $6,750,000
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------



     Implant has granted the underwriters a 45-day option to purchase up to 150,000 Units to cover over-allotments. This is a firm commitment offering.



WESTPORT RESOURCES INVESTMENT SERVICES, INC.


                           SCHNEIDER SECURITIES, INC.


                                                WEATHERLY SECURITIES CORPORATION



               The date of this Prospectus is             , 1999.

[INSIDE FRONT COVER

     On this page appear drawings of medical devices manufactured or processed by Implant Sciences Corporation on an anatomical drawing of the human body. Included in these drawings are stents, radioactive seeds, and orthopedic implants.]


                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Prospectus Summary..........................................    4
Risk Factors................................................    8
Use of Proceeds.............................................   13
Dividend Policy.............................................   14
Capitalization..............................................   15
Dilution....................................................   16
Selected Financial Data.....................................   18
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   20
Business....................................................   26
Management..................................................   40
Principal Stockholders......................................   47
Certain Transactions........................................   49
Legal Proceedings...........................................   50
Description of Securities...................................   51
Shares Eligible for Future Sale.............................   55
Underwriting................................................   57
Legal Matters...............................................   59
Experts.....................................................   59
Where You Can Find More Information.........................   60
Glossary....................................................   61
Index to Financial Statements...............................  F-1


                           -------------------------


     In this Prospectus, the terms "the Company," "Implant," "we," "our" and "us" refer to Implant Sciences Corporation (unless the context otherwise requires).

                               PROSPECTUS SUMMARY



     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully. All information in this prospectus reflects a six-for-one split of the Common Stock resulting from a six share Common Stock dividend on each outstanding share on September 9, 1998 and a six-for-seven reverse stock split on June 8, 1999.



                          IMPLANT SCIENCES CORPORATION



     Over the past fifteen years, we have developed core technologies using ion implantation and thin film coatings for medical device applications and have proprietary processes and equipment for the manufacture of radiation therapy implants.



     - On May 26, 1999 we received notification of pre-market clearance from the Food and Drug Administration for our radioactive iodine-125 seed used for the treatment of prostate cancer.



     - Our technology permits us to manufacture radioactive prostate seeds using a nonradioactive fabrication process which we believe will be more cost effective and less hazardous than conventional processes which use radioactive wet chemistry.



     - Our iodine-125 prostate seeds will be assembled and sealed and then made radioactive in a nuclear reactor prior to shipment to customers which is expected to occur in the first quarter of 2000.



     - We have a joint development agreement with a major stent manufacturer to develop radioactive coronary stents for the prevention of restenosis (reclosure of the artery) after balloon angioplasty.



     - We currently use our technologies to modify surfaces to reduce polyethylene wear generation in artificial knees and hips.



     - We supply ion implantation services to numerous semiconductor manufacturers, research laboratories and universities.



PROPOSED PRODUCTS



     PROSTATE SEEDS. Radioactive seeds are used primarily in the treatment of prostate cancer. This treatment, known as brachytherapy, involves implanting approximately 100 radioactive seeds (encapsulated radioactive material, approximately half the size of a grain of rice) directly into the prostate. This procedure is usually performed on an outpatient basis and permits a rapid recovery. A published ten-year study conducted by the Northwest Hospital, Seattle, Washington shows that this treatment has a ten-year disease-free survival rate equal to surgical removal of the prostate and may be superior to other early stage treatments, with a substantial reduction of the negative side effects -- impotence and incontinence -- frequently associated with surgery and external beam radiation treatment.



     The American Cancer Society estimates that in 1998 about 184,500 new cases of prostate cancer were diagnosed and 39,200 men died of the disease in the United States. According to the American Cancer Society, 58% of diagnosed cases the cancers are localized in the prostate. These cases are potential candidates for brachytherapy.



     RADIOACTIVE STENTS. According to the American Heart Association, restenosis (narrowing of the artery) occurs following 30% - 40% of balloon angioplasty procedures. Researchers in a number of studies at the Washington Hospital Center, the Emory University School of Medicine and the Scripps Clinic have found that the frequency of restenosis has been reduced when the artery is treated with therapeutic radiation. By implanting therapeutic radioactivity onto a stent, the patient can receive the appropriate dose of radiation within the coronary artery without significantly affecting the surrounding tissue.


     We have developed an ion implantation device which can accelerate and embed radioactive atoms onto the surface of a metal stent. We intend to implant therapeutic radioactivity into stents manufactured by our customers.


CURRENT PRODUCTS AND SERVICES


     ORTHOPEDIC IMPLANTS. We implant nitrogen ions in the metal surfaces of knee and hip total joint replacements manufactured by our customers to reduce wear and thereby increase the life of the implant. The generation of wear debris is one of the leading causes of deterioration of the bone surrounding the implant, which causes implant loosening and ultimately the need for revision surgery. In fiscal 1998, we ion implanted approximately 50,000 metal components used in knee and hip total joint replacements for the Howmedica/Osteonics Division of Stryker Corporation and Biomet Incorporated. See "Risk Factors -- We depend on a small number of major customers."



     SEMICONDUCTOR ION IMPLANTATION. We supply ion implantation services to numerous semiconductor manufacturers, research laboratories, and universities. Many of our customers provide semiconductor circuits and wafers to the communications satellite and cellular telephone markets.


SALES


     In fiscal 1998, we had revenue of approximately $2,904,000. All of our revenue was derived from nitrogen ion implantation of total hip and knee joint replacements, ion implantation of semiconductors, government research grants, and contract research. We have not sold any radioactive prostate seeds or radioactive coronary stents for commercial use.



     Implant's offices and facilities are located at 107 Audubon Road, #5, Wakefield, Massachusetts 01880, telephone (781) 246-0700. Implant's home page can be found at www.implantsciences.com. Information contained in the Company's website shall not be deemed part of this Prospectus. For a copy of this Prospectus, please contact Westport Resources Investment Services, Inc. at 1-800-935-0222.

                                  THE OFFERING


Securities Offered by the Company.....     1,000,000 Units, each consisting of
                                           one share of Common Stock, and one
                                           Redeemable Common Stock Purchase
                                           Warrant to purchase one share of
                                           Common Stock at $9.00. The Warrants
                                           are subject to redemption by the
                                           Company at $0.20 per Warrant if the
                                           closing bid price of the Common Stock
                                           as reported on the Nasdaq SmallCap
                                           Market, Inc. averages in excess of
                                           $10.50 for a period of 20 consecutive
                                           trading days. See "Description of
                                           Securities."



Common Stock to be outstanding after
the offering..........................     5,069,320 shares



Nasdaq SmallCap Market Symbols


  Units...............................     IMPLU

  Common Stock........................     IMPL

  Warrants............................     IMPLW


Boston Stock Exchange Symbols


  Units...............................     IMXU

  Common Stock........................     IMX

  Warrants............................     IMXW


The Units have been approved for listing on the Nasdaq SmallCap Market and the Units, Common Stock and Warrants have been approved for listing on the Boston Stock Exchange. The Company will apply for listing of the Common Stock and Warrants on the Nasdaq SmallCap Market upon separation of the Units.

                         SUMMARY FINANCIAL INFORMATION




                                                              NINE MONTHS ENDED
                                 YEAR ENDED JUNE 30,       -----------------------
                               ------------------------    MARCH 31,    MARCH 31,
                                  1997          1998          1998         1999
                               ----------    ----------    ----------   ----------
STATEMENT OF OPERATIONS DATA:
Product and contract research
  revenues...................  $2,678,918    $2,904,429    $2,128,209   $2,026,651
Equipment revenues(1)........     350,754            --            --           --
                               ----------    ----------    ----------   ----------
Total revenues...............   3,029,672     2,904,429     2,128,209    2,026,651
Total costs and expenses.....   2,628,899     3,014,599     2,145,238    2,242,031
                               ----------    ----------    ----------   ----------
Operating income (loss)......     400,773      (110,170)      (17,029)    (215,380)
Other income (expenses),
  net........................     (21,043)       13,285        11,463      (35,856)
                               ----------    ----------    ----------   ----------
Income (loss) before
  provision (benefit) for
  income taxes...............     379,730       (96,885)       (5,566)    (251,236)
Provision (benefit) for
  income taxes...............     161,400       (38,900)        1,687      (36,700)
                               ----------    ----------    ----------   ----------
Net income (loss)............  $  218,330    $  (57,985)   $   (7,253)  $ (214,536)
                               ==========    ==========    ==========   ==========
Net income (loss) per share
  Basic......................  $     0.07    $    (0.02)   $     0.00   $    (0.06)
  Diluted....................        0.06         (0.02)         0.00        (0.06)
Weighted average number of
  common and common
  equivalent shares
  outstanding
  Basic......................   2,929,806     3,523,368     3,452,598    3,854,892
  Diluted....................   3,485,892     3,523,368     3,452,598    3,854,892



                                                              MARCH 31, 1999
                                                         ------------------------
                                                                          AS
                                                           ACTUAL     ADJUSTED(2)
                                                         ----------   -----------
BALANCE SHEET DATA
Cash...................................................  $  100,037   $5,722,037
Current assets.........................................     801,537    6,423,537
Working capital........................................    (561,854)   5,445,370
Total assets...........................................   3,001,819    8,623,819
Current portion of long term debt, including capital
  lease................................................     179,283      179,283
Long term debt, including capital lease, net of current
  portion..............................................     651,536      651,536
Stockholders' equity...................................     974,592    6,596,592


---------------

(1) Represents non-recurring revenue from a contract to build one piece of customized manufacturing equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and Footnote 5 of the audited financial statements.


(2) Adjusted to reflect the sale of 1,000,000 Units offered by the Company hereby at an initial public offering price of $7.50 per Unit, after deducting estimated underwriting discounts and commissions and offering expenses, and the application of the net proceeds thereof.

                                  RISK FACTORS



     An investment in our company involves a high degree of risk and units should not be purchased by anyone who cannot afford the loss of their entire investment. You should carefully consider all of the risk factors discussed below as well as all other information in this Prospectus, before purchasing units. The risks described below are not all the risks facing Implant. Additional risks, including those not currently known to us or that we currently deem immaterial, may also impair our business operations.



WE EXPECT TO HAVE CONTINUING LOSSES



     During the nine months ended March 31, 1999, we had a net loss of approximately $215,000. We plan to further increase expenditures to complete development and commercialize our new products, to increase our manufacturing capacity and equipment, to ensure compliance with the U.S. Food and Drug Administration's Quality System Regulations and broaden our sales and marketing capabilities. As a result, we believe that we will incur losses over the next several quarters.



WE HAVE SIGNIFICANT COMPETITION IN AN ENVIRONMENT OF RAPID TECHNOLOGICAL CHANGE



     North American Scientific, Inc., Theragenics, Inc. and Nycomed Amershan plc currently produce radioactive seeds. In addition, there are technologies that compete with our proposed radioactive stents. Among the most closely competing products in intracoronary radiation therapy are radioactive tipped guidewires and radioactive fluid-filled balloons. For more information, see
"Business -- Competition."



THE MEDICAL COMMUNITY MAY NOT ACCEPT OUR PRODUCTS



     Market acceptance for our products and services will depend upon a number of factors, including:



     - The receipt and timing of Food and Drug Administration regulatory approvals for our radioactive stents.



     - The establishment and demonstration in the medical community and among health care payers of the clinical safety, efficacy and cost effectiveness.



     - Acceptance by the medical community of our radioactive seeds and radioactive coronary stents.



     - Our ability to enter into favorable agreements to distribute our products.



WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE DEVELOPMENT OF OUR PRODUCTS



     Our product development efforts are subject to the risks inherent in the development of medical devices. These risks include the possibility that:



     - Our products will be found to be ineffective or unsafe.



     - Our products will fail to receive necessary regulatory clearances or approvals.



     - Our products will be difficult to manufacture on a large scale or be uneconomical to market.



     - The proprietary rights of third parties will interfere with our product development.



     - Third parties will market superior or equivalent products which achieve greater market acceptance.

     We do not know if we will be able to conduct our product development efforts within the time frames currently anticipated or that such efforts will be completed successfully.



WE COULD INCUR MATERIAL COSTS IF OUR PRODUCTS INFRINGE, OR ARE ACCUSED OF INFRINGING, THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS



     We are aware of a U.S. patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatment of restenosis. We have not sought a formal opinion of counsel regarding the validity of this patent or whether our processes may infringe this patent. We plan to implant radioactivity into coronary stents manufactured by the patent holder, its licensees or others. If we implant radioactivity onto stents that are not manufactured by the patent holder or its licensees this patent holder may seek to enforce the patent against us.



     If the patent holder seeks to enforce the patent against us, we may be required to engage in costly and protracted litigation; discontinue the manufacture or activation of radioactive stents; develop non-infringing technology; or enter into a license arrangement with respect to the patent. We may not be able to develop non-infringing technology. We cannot be sure that any necessary licenses would be available, or that, if available, such licenses could be obtained on commercially reasonable terms. Litigation might result in the patent holder obtaining an injunction which would prevent us from implanting radioactivity into stents. In addition, the costs associated with defending a patent infringement claim are significant, and even if we ultimately win such a claim could have a material adverse effect on our business.



WE DEPEND ON PATENTS AND PROPRIETARY TECHNOLOGY



     Although we have nine United States patents issued and fifteen United States and two international patent applications pending for our technology and processes, our success will depend, in part, on our ability to obtain the patents applied for and maintain trade secret protection for our technology. The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore are highly uncertain. We do not know if any pending patent applications or any future patent application will issue as patents, that the scope of any patent protection, obtained will be enough to exclude competitors, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us. We do not know if others have or will develop similar products, duplicate any of our products or design around any of our patents issued or that may be issued in the future. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers aspects of our products or processes.



     We do not know if any of the patents issued to us will be challenged, invalidated or circumvented. Patents and patent applications in the United States may be subject to interference proceeding brought by the U.S. Patent and Trademark Office, or to opposition proceedings initiated in a foreign patent office by third parties. We might incur significant costs defending such proceedings and we might not be successful.



     We also rely on unpatented proprietary technology, trade secrets and know-how and we do not know if others will independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, we cannot be sure such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.



WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE GROWTH



     We have very limited experience in the commercial production of radioactive seeds or the commercial implantation of therapeutic radiation onto coronary stents. Our future success will depend upon, among other factors, our ability to:



     - Recruit, hire, train and retain highly educated, skilled and experienced management and technical personnel.



     - Generate capital from operations.



     - Scale-up our manufacturing process and expand our facilities.



     - Manage the effects of growth on all aspects of our business, including research, development, manufacturing, distribution, sales and marketing, administration and finance.



     Any failure on our part to manage any aspect of the growth, including the ones listed above, of our business could have a material adverse effect on our business.



WE DEPEND ON A SMALL NUMBER OF MAJOR CUSTOMERS



     Approximately 48% of our sales in fiscal 1998 were made to the Howmedica/ Osteonics Division of Stryker Corporation and Biomet Incorporated. All of these sales were of nitrogen ion implantation of orthopedic joint implants. We do not have any significant purchase commitments from these customers extending beyond one year. We do not know if these customers will continue to purchase our products and services at the same levels as in previous years or that such relationships will continue in the future. The loss of a significant amount of business from any of these customers would have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION



     Our business is subject to extensive regulation principally by the Food and Drug Administration in the United States and corresponding foreign regulatory agencies in each country in which we will sell our products. These regulations affect:



     - Product marketing clearances or approvals.



     - Product standards.



     - Packaging requirements.



     - Design requirements.



     - Manufacturing and quality assurance.



     - Labeling.



     - Import and export restrictions.



     - Tariffs and other tax requirements.



RISKS ASSOCIATED WITH HANDLING HAZARDOUS MATERIALS



     Our research activities sometimes involve the use of various hazardous materials. Although we believe that our safety procedures for handling, manufacturing, distributing, transporting and disposing of such materials comply with the standards for protection of human health, safety, and the environment, prescribed by local, state, federal and international regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. We cannot eliminate the risk that one or more of our hazardous material or hazardous waste handlers may cause contamination for which, under laws imposing strict liability, we could be held liable. While we currently maintain our insurance in amounts which we believe are appropriate in light of the risk of accident, we could be held liable for any damages that might result from any such event. Any such liability could exceed our insurance and available sources and could have a material adverse effect on our business. See
"Business -- Government Regulation."



RISKS ASSOCIATED WITH THIRD PARTY REIMBURSEMENT AND POSSIBLE HEALTH CARE REFORMS



     Medicare, Medicaid and other government insurance programs, as well as private insurance reimbursement programs, greatly affect suppliers of health care products. Several of our products and services, including our orthopedic implants, radioactive seeds, radioactive coronary stents, and interventional cardiology instruments and devices, are currently being reimbursed by third party payers. Our customers rely on third-party reimbursements to cover all or part of the costs of most of the procedures in which our products are used. Third party payers may affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement provided by such payers to the physicians, hospitals and clinics using our devices, or by taking the position that such reimbursement is not available at all. See
"Business -- Government Regulation."



RISKS OF PRODUCT LIABILITY



     Certain of our devices are designed to be used in treatments of diseases where there is a high risk of serious medical complications or death. Although we intend to obtain product liability insurance coverage when we commence sales of our radioactive seeds and radioactive coronary stents, there can be no assurance that in the future we will be able to obtain such coverage on acceptable terms or that insurance will provide adequate coverage against any or all potential claims. Furthermore there can be no assurance that we will avoid significant product liability claims and the attendant adverse publicity. Any product liability claim or other claim with respect to uninsured or underinsured liabilities could have a material adverse effect on our business. See
"Business -- Product Liability and Insurance."



RISKS OF DEPENDENCE ON FEW SUPPLIERS



     We rely on a limited number of suppliers to provide materials used to manufacture our products. If we cannot obtain adequate quantities of necessary materials and services from our suppliers, there can be no assurance that we will be able to access alternative sources of supply within a reasonable period of time or at commercially reasonable rates. Limited sources, unavailability of adequate quantities, the inability to develop alternative sources, a reduction or interruption in supply or a significant increase in the price of raw materials or services could have a material adverse effect on our business.



RISK OF DEPENDENCE ON KEY EXECUTIVES



     We are substantially dependent, for the foreseeable future, upon our Chairman of the Board, President and Chief Executive Officer, Dr. Anthony J. Armini and our Vice President and Chief Scientist, Dr. Stephen N. Bunker, both of whom currently devote their full time and efforts to the management of the company business. We have entered into an employment agreement with each of these officers. If we were to lose the services of Dr. Armini or Dr. Bunker for any significant period of time, our business would be materially adversely affected. We maintain key man life insurance policies of $1,000,000 and $500,000 insuring the lives of Messrs. Armini and Bunker, respectively. See "Management."



RISKS OF CONTROL BY EXISTING STOCKHOLDERS



     Upon completion of this Offering, current principal stockholders and management will own approximately 70.5% of the outstanding Common Stock, assuming no exercise of options or warrants. Our principal stockholders and current management will, as a practical matter, be able to direct the affairs of business. In addition, the Chairman of the Board, President and Chief Executive Officer, Anthony J. Armini, who currently owns 30.3% of the outstanding Common Stock and currently controls 53.2% of the voting shares of the business will after the Offering, own and control 24.3% of the voting shares. See "Principal Stockholders."



ABSENCE OF PUBLIC MARKET



     Prior to this Offering, there has been no public market for the Units, Common Stock or Warrants. After the Offering, an active trading market might not develop or continue.



IMMEDIATE AND SUBSTANTIAL DILUTION



     If you buy the Units you will incur immediate and substantial dilution of approximately $6.23 per share, or 83% of your investment in the Units (at an initial public offering price of $7.50 per Unit), in that the net tangible book value of the Units after this offering will be approximately $1.27 per Unit. See "Dilution."



LEGAL RESTRICTIONS ON SALES OF SHARES UNDERLYING THE WARRANTS



     The Warrants are not exercisable unless, at the time of exercise, we have a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although we will use our best efforts to have all the shares of the Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain effective a registration statement relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.



REDEMPTION OF WARRANTS



     We may redeem the Warrants at $0.20 per Warrant if the closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market (or any other market on which the stock is then traded) averages in excess of $10.50 over a period of 20 consecutive trading days. In the event we decide to redeem the Warrants, such Warrants would be exercisable until the close of business on the date fixed for redemption. If any Warrant called for redemption is not exercised by such date, it will cease to be exercisable and you will be entitled only to the redemption price. See "Description of Securities -- Warrants."

                                USE OF PROCEEDS



     If all 1,000,000 Units offered by this Prospectus are sold at an initial public offering price per Unit of $7.50, the Company will receive net proceeds of approximately $5,622,000 ($6,600,750 if the over-allotment option is exercised in full). Net proceeds are determined after estimated commissions, discounts and offering expenses payable by the Company.


     The Company intends to use the net proceeds of this offering for the following purposes:


                                                             PERCENTAGE OF
                                                 AMOUNT      NET PROCEEDS
                                               ----------    -------------
Production equipment.........................  $2,000,000        35.6%
  -  Expenditures for additional equipment
     and personnel to prepare for and to
     increase production capacity
Research and development activities and
  regulatory matters.........................  $1,500,000        26.7%
  -  Expenditures to increase research
     personnel, development expenses, and
     regulatory matters
Marketing and sales..........................  $1,500,000        26.7%
  -  Expenditures for sales and marketing
     personnel, introducing new products,
     market research studies, marketing
     collateral materials, trade show
     participation, public relations,
     advertising expenses
Working capital and general corporate
  purposes...................................  $  622,000          11%


     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors, including the progress of the Company's research and development programs, the timing and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, payments received under collaborative agreements, changes in collaborative research relationships, the costs associated with potential commercialization of the Company's products, including the development of marketing and sales capabilities, the cost and availability of third-party financing for capital expenditures and administrative and legal expenses.

     The Company believes that its available cash and existing sources of funding, together with the proceeds of this offering and interest earned thereon, will be adequate to maintain its current and planned operations for the next 18 months.

     Until used, the Company intends to invest the net proceeds of this offering in interest-bearing, investment-grade securities. While the net proceeds are so invested, the interest earned by the Company on such proceeds will be limited by available market rates. The Company intends to invest and use such proceeds so as not to be considered an "investment company" under the Investment Company Act of 1940, as amended.

                                DIVIDEND POLICY


     The Company has never declared or paid any cash dividends on its Common Stock. The Company currently anticipates that it will retain all future earnings for the expansion and operation of its business, and does not anticipate paying cash dividends in the foreseeable future. The Company's revolving credit line, term loan and equipment purchase facility with its principal lender prohibit the payment of dividends other than common stock dividends.

                                 CAPITALIZATION



     The following table sets forth the capitalization of the Company as of March 31, 1999, on an actual basis and as adjusted to reflect the sale by the Company of 1,000,000 Units offered hereby (at an initial public offering price of $7.50 per Unit and after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company) and the application of the estimated net proceeds therefrom. The capitalization information set forth in the following table is qualified by the more detailed Financial Statements and Notes thereto included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and Notes thereto.



                                                             MARCH 31, 1999
                                                        -------------------------
                                                          ACTUAL      AS ADJUSTED
                                                        ----------    -----------
Current portion of long-term debt, including capital
  lease.............................................    $  179,283    $  179,283
Long-term debt, including capital lease, net of
  current portion...................................       651,536       651,536
Stockholders' equity:
  Preferred Stock, par value $0.10 per share;
     5,000,000 shares authorized, and no shares
     issued or outstanding..........................            --            --
  Common Stock, par value $0.10 per share;
     20,000,000 shares authorized and 4,069,320
     shares issued and outstanding, actual;
     5,069,320 shares issued and outstanding, as
     adjusted(1)....................................       474,754       506,932
Additional paid-in capital..........................       979,734     6,569,556
Retained earnings (accumulated deficit).............      (479,896)     (479,896)
                                                        ----------    ----------
  Total stockholders' equity........................       974,592     6,596,592
                                                        ----------    ----------
          Total capitalization......................     1,805,411     7,427,411
                                                        ==========    ==========


-------------------------


(1) Does not give effect to an aggregate of up to 2,293,398 shares of Common Stock issuable upon exercise of: (i) the Warrants; (ii) the Underwriters' over-allotment option, including the shares underlying the Warrants included in the Units subject to such option; (iii) the Representative's Warrant;
    (iv) the Warrants included in the Representative's Warrant; or (v) the issuance of any of the 556,758 shares reserved for issuance upon the exercise of options outstanding under the Company's 1992 Stock Option Plan, the Company's 1998 Stock Option Plan, the 141,000 shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan and the 95,640 shares of Common Stock reserved for issuance upon exercise of outstanding warrants. The Company's 1998 Stock Option Plan provides for the issuance of options to purchase up to 240,000 shares of Common Stock; however, the Company has agreed with the Representative that it will not issue options to purchase more than 100,000 shares of Common Stock in the next 18 months. See "Underwriting," "Certain Transactions" and
    "Management -- Benefit Plans."

                                    DILUTION



     The net tangible book value of the Company's Common Stock as of March 31, 1999 was approximately ($86,482), or ($0.02) per share. Net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities, divided by the 4,069,320 shares of Common Stock outstanding as of May 30, 1999 (after the six-for-one split of the Common Stock resulting from a six share Common Stock dividend on each outstanding share on September 9, 1998 and a six-for-seven reverse stock split on June 8, 1999).



     Net tangible book value dilution per share represents the difference between the amount per share paid by new investors who purchase Units in this Offering and the pro forma net tangible book value per share of Common Stock immediately after completion of this Offering. After giving effect to the sale of 1,000,000 Units in this Offering at an initial public offering price of $7.50 per Unit, after deduction of estimated underwriting discounts and commissions and offering expenses, the pro forma net tangible book value of the Company at March 31, 1999 would have been $6,461,652 or $1.27 per share.



     This represents an immediate increase in net tangible book value of $1.29 per share to existing shareholders, and an immediate dilution in net tangible book value of $6.23 per share to new investors in the Offering, as illustrated in the following table:



Assumed initial public offering price per Unit(1).............    $7.50
  Net tangible book value per share at March 31,
     1999.............................................  $(0.02)
  Increase per share attributable to new investors....    1.29
                                                        ------
Pro forma net tangible book value per share after the
  Offering(2).................................................     1.27
                                                                  -----
Net tangible book value dilution per share to new
  investors(3)................................................    $6.23
                                                                  =====


-------------------------

(1) Before deduction of estimated underwriting discounts and commissions and offering expenses to be paid by the Company. The initial public offering price includes $0.10 for a Warrant.


(2) Does not give effect to an aggregate of up to 2,293,398 shares of Common Stock issuable upon exercise of: (i) the Warrants; (ii) the Underwriters' over-allotment option, including the shares underlying the Warrants included in the Units subject to such option; (iii) the Representative's Warrant;
    (iv) the Warrants included in the Representative's Warrant; or (v) the issuance of any of the 556,758 shares reserved for issuance upon the exercise of options outstanding under the Company's 1992 Stock Option Plan, the Company's 1998 Stock Option Plan, the 141,000 shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan and the 95,640 shares of Common Stock reserved for issuance upon exercise of outstanding warrants. The Company's 1998 Stock Option Plan provides for the issuance of options to purchase up to 240,000 shares of Common Stock; however, the Company has agreed with the Representative that it will not issue options to purchase more than 100,000 shares of Common Stock in the next 18 months. See "Underwriting," "Certain Transactions" and
    "Management -- Benefit Plans."


(3) Represents dilution of approximately 83% to purchasers of the Units.


     The following table summarizes as of June 8, 1999, on a pro forma basis to reflect the same adjustments described above, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) the existing holders of Common Stock and (ii) the new investors in the Offering, assuming the sale of 1,000,000 Units by the Company hereby at an initial public offering price of $7.50 per Unit. The calculations are based upon total consideration given by new and existing shareholders, before any deduction of estimated underwriting discounts and commissions and offering expenses.


                           SHARES PURCHASED      TOTAL CONSIDERATION
                          -------------------    --------------------        AVERAGE
                           NUMBER     PERCENT      AMOUNT     PERCENT    PRICE PER SHARE
                          ---------   -------    ----------   -------    ---------------
Existing shareholders...  4,069,320     80.3%    $1,396,340     15.7%         $0.34
New Investors...........  1,000,000     19.7%    $7,500,000     84.3%         $7.50
                          ---------    -----     ----------    -----
          Total(1)......  5,069,320    100.0%    $8,896,340    100.0%
                          =========    =====     ==========    =====


-------------------------

(1) The foregoing table does not give effect to the items described in footnotes
    (1) and (2) to the previous dilution table.

                            SELECTED FINANCIAL DATA



     The following selected financial data for the fiscal years ended June 30, 1997 and June 30, 1998 has been derived from the Company's audited historical financial statements, which are included in this Prospectus. The financial data for the nine month periods ended March 31, 1998 and 1999 are derived from unaudited financial statements, which are included in this Prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1999. This data should be read in conjunction with the Financial Statements and Notes thereto and the other financial information included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                               NINE MONTHS ENDED
                                  YEARS ENDED JUNE 30,      ------------------------
                                ------------------------    MARCH 31,     MARCH 31,
                                   1997          1998          1998          1999
                                ----------    ----------    ----------    ----------
STATEMENT OF OPERATIONS DATA:
Product and contract research
  revenues....................  $2,678,918    $2,904,429    $2,128,209    $2,026,651
Equipment revenues(1).........     350,754            --            --            --
                                ----------    ----------    ----------    ----------
Total revenues................   3,029,672     2,904,429     2,128,209     2,026,651
Cost of product and contract
  research revenues...........   1,354,188     1,693,662     1,297,352     1,216,896
Cost of equipment revenues....     347,414            --            --            --
Research and development......     300,936       306,536       233,433       298,639
Selling, general and
  administrative..............     626,361     1,014,401       614,453       726,496
                                ----------    ----------    ----------    ----------
Total costs and expenses......   2,628,899     3,014,599     2,145,238     2,242,031
                                ----------    ----------    ----------    ----------
Operating income (loss).......     400,773      (110,170)      (17,029)     (215,380)
Other income (expense)........     (21,043)       13,285        11,463       (35,856)
                                ----------    ----------    ----------    ----------
Income (loss) before provision
  (benefit) for income
  taxes.......................     379,730       (96,885)       (5,566)     (251,236)
Provision (benefit) for income
  taxes.......................     161,400       (38,900)        1,687       (36,700)
                                ----------    ----------    ----------    ----------
Net income (loss).............  $  218,330    $  (57,985)   $   (7,253)   $ (214,536)
                                ==========    ==========    ==========    ==========
Net income (loss) per share...
  Basic.......................  $     0.07    $    (0.02)   $     0.00    $    (0.06)
  Diluted.....................  $     0.06    $    (0.02)   $     0.00    $    (0.06)
Weighted average number of
  common and common equivalent
  shares outstanding..........
  Basic.......................   2,929,806     3,523,368     3,452,598     3,854,892
  Diluted.....................   3,485,892     3,523,368     3,452,598     3,854,892

                                                             MARCH 31, 1998
                                                      ----------------------------
                                                        ACTUAL      AS ADJUSTED(2)
                                                      ----------    --------------
BALANCE SHEET DATA:
Cash................................................  $  100,037      $5,722,037
Current assets......................................     801,537       6,423,537
Working capital.....................................    (561,854)      5,445,370
Total assets........................................   3,001,819       8,623,819
Current portion of long term debt, including capital
  lease.............................................     179,283         179,283
Long term debt, including capital lease, net of
  current...........................................     651,536         651,536
Stockholders' equity................................     974,592       6,596,592


-------------------------

(1) Represents non-recurring revenue from a contract to build one piece of customized manufacturing equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and Footnote 5 of the audited financial statements.

(2) Adjusted to reflect the sale of 1,000,000 Units offered by the Company hereby at an initial public offering price of $7.50 per Unit, after deducting estimated underwriting discounts and commissions and offering expenses, and the application of the net proceeds thereof. See "Use of Proceeds" and "Capitalization."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the Company's Financial Statements and Notes thereto included elsewhere in this Prospectus. The discussion in this Section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve risks and uncertainties. The safe harbor from private actions based on untrue statements or omissions of material fact that is provided by the two statutory provisions does not apply to statements made in connection with an initial public offering. The Company's actual results and the timing of certain events may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and "Business."

OVERVIEW

     Implant Sciences Corporation (the "Company") was founded in 1984 by its present CEO and initially provided ion implantation services to the aerospace and machine tool industries. The Company had proprietary equipment and processes which provided increased hardness, wear resistance, and corrosion resistance to its customers' components. In 1986, the Company added its first semiconductor ion implantation machine to compete in the semiconductor industry. The Company now has three automated semiconductor implanters which produced annual revenues of approximately $667,000 in fiscal 1998.

     In 1990, the Company developed, manufactured and began to sell wear testing equipment to complement its ion implantation business. In 1994, the Company's ion implantation business expanded into medical implants including total joint replacements which is now the Company's largest revenue producer. By 1995, the Company divested the wear test equipment product line through an asset sale to Falex Corporation for a total price of $200,000 and future aggregate minimum royalty payments of $175,000. This divestiture was made to focus the Company's development and engineering personnel on the expanding medical device market.

     In 1993 and in 1995, the Company accepted two significant government contracts to design, construct and install two large ion implantation systems at customer sites. The second system was completed in 1997 for a total contract amount of approximately $1,933,000 of which $351,000 was recognized as revenue in fiscal 1997. After meeting its present obligations, the Company plans to cease producing this equipment line to devote its entire engineering staff to the medical device business. The Company continues to build ion implantation equipment for its own use. The Company believes that its proprietary equipment expertise is best devoted to manufacturing its own products such as radioactive prostate seeds, radioactive stents, and coatings for orthopedic implants and other medical devices. In addition to its three semiconductor ion implanters, the Company now operates four implanters dedicated to medical production including one special purpose ion implanter for the production of radioactive stents, two implanters dedicated to research and development, and has two under construction. At present the Company's revenues are approximately 77% from the medical products and services business and the remainder from the semiconductor ion implantation business.

RESULTS OF OPERATIONS

     The following table sets forth certain consolidated statements of operations data for the periods indicated as a percentage of total revenues:


                                      YEARS ENDED        NINE MONTHS ENDED
                                        JUNE 30,       ----------------------
                                     --------------    MARCH 31,    MARCH 31,
                                     1997     1998       1998         1999
                                     -----    -----    ---------    ---------
Revenues:
  Product and contract research
     revenues:
     Medical.......................   73.7%    77.0%      76.4%        82.2%
     Semiconductor.................   14.8     23.0       23.6         17.8
  Equipment........................   11.5       --         --           --
                                     -----    -----      -----        -----
          Total revenues...........  100.0    100.0      100.0        100.0
Costs and expenses:
  Cost of product and contract
     research revenues.............   44.7     58.3       60.9         60.0
  Cost of equipment revenues.......   11.5       --         --           --
  Research and development.........    9.9     10.6       11.0         14.7
  Selling, general and
     administrative................   20.7     34.9       28.9         35.9
                                     -----    -----      -----        -----
          Total costs and
            expenses...............   86.8    103.8      100.8        110.6
                                     -----    -----      -----        -----
Operating income (loss)............   13.2     (3.8)      (0.8)       (10.6)
Other income (expense), net........   (0.7)     0.5        0.5         (1.8)
                                     -----    -----      -----        -----
Income before (benefit) provision
  for income taxes.................   12.5     (3.3)       (.3)       (12.4)
(Benefit) provision for taxes......    5.3     (1.3)       0.0         (1.8)
                                     -----    -----      -----        -----
Net income (loss)..................    7.2%    (2.0)%     (0.3)%      (10.6)%
                                     =====    =====      =====        =====



MANAGEMENT'S DISCUSSION AND ANALYSIS



NINE MONTHS ENDED MARCH 31, 1999 AND 1998



     REVENUES. Total revenues decreased to approximately $2,026,000 in the nine months ended March 31, 1999 from approximately $2,128,000 in the nine months ended March 31, 1998. The 4.8% decrease was primarily attributable to soft semiconductor sales and a decrease in government contract and grant revenue as three Phase I contracts reached completion during the nine months ended March 31, 1999. These decreases were offset by a 16% increase in orthopedic and interventional cardiology medical revenues. Less than 5% of all revenues were derived from foreign sources.



     The Company's two major customers, the Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated, accounted for 54.3% and 7.8%, respectively, of revenue in the nine months ended March 31, 1999 and 43.9% and 6.4% respectively, in the nine months ended March 31, 1998. The Company's government contract and grant revenue accounted for 10.8% and 18.5% of revenue for the nine months ended March 31, 1999 and 1998, respectively.



     COST OF PRODUCT AND CONTRACT RESEARCH REVENUES. Cost of product and contract research revenues decreased to approximately $1,217,000 from approximately $1,297,000 for the nine months ended March 31, 1999 and decreased as a percentage of revenues to

60% from 61% in the same periods. This decrease in cost is primarily attributable to a reduction in costs of materials and government contract and grant related costs.



     RESEARCH AND DEVELOPMENT. Research and development expenses increased to approximately $299,000 from approximately $233,000 in the nine months ended March 31, 1999, a 28.3% increase, due to product development. The Company anticipates in future periods its research and development expenses will continue to increase in total dollars expended as a result of its new product development plans.



     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increase to approximately $726,000 from approximately $614,000 in the nine months ended March 31, 1999. The 18.2% increase in selling, general and administrative expenses is primarily attributable to increased personnel, particularly the development of a senior management team. The Company anticipates that in future periods its selling, general and administrative expenses will increase in total dollars expended as a result of its plans to commercialize new products.



FISCAL 1998 COMPARED TO FISCAL 1997


     REVENUES. Total revenues decreased to approximately $2,904,000, in fiscal 1998, from approximately $3,030,000, in fiscal 1997. The 4.2% decrease was primarily attributable to the completion of a one-time contract, completed in fiscal 1997, to build one piece of customized manufacturing equipment. The Company's medical and semiconductor businesses both experienced revenue increases in fiscal 1998. Less than 5% of all revenues were derived from foreign sources.

     The Company has three major customers, the Howmedica/Osteonics Division of Stryker Corporation, Concurrent Technology Corporation and Biomet Incorporated. Sales to Howmedica/Osteonics accounted for 48.9% of total revenues, in fiscal 1997, and 42.3% of total revenues, in fiscal 1998. Sales to Concurrent Technology Corporation accounted for 11.6% of total revenues, in fiscal 1997, and 0% of total revenues, in fiscal 1998. Sales to Biomet Incorporated accounted for 4.9% of total revenues, in fiscal 1997, and 6.0% of total revenues, in fiscal 1998.

     The Company's government contract and grant revenue accounted for less than 1% and 11% of total revenues, in fiscal 1997 and 1998, respectively, with approximately one-third of the fiscal 1998 revenue derived from a National Institutes of Health grant to develop radioactive coronary stents. The Company also conducts research and development under cost sharing arrangements with its commercial customers. Revenues under such arrangements were approximately $110,000 and $100,000 for the years ended June 30, 1997 and 1998, respectively.

     Medical revenues increased to approximately $2,237,000, in fiscal 1998, from approximately $2,232,000, in fiscal 1997. The increase in fiscal 1998 revenues is primarily attributable to increased contract revenue from government contracts and grants, and increased medical coatings revenue, offset by a decrease in orthopedic revenue primarily due to a price reduction associated with a negotiated supply agreement.

     Semiconductor revenues increased to approximately $667,000, in fiscal 1998, from approximately $447,000, in fiscal 1997. The 49.2% increase in semiconductor ion implantation revenue primarily reflects an increase in customer base as well as volume increases from existing customers.

     COST OF PRODUCT AND CONTRACT RESEARCH REVENUES. Cost of product and contract research increased to approximately $1,694,000, in fiscal 1998, from approximately

$1,354,000, in fiscal 1997, and increased as a percentage of revenues from 44.7%, in fiscal 1997, to 58.3%, in fiscal 1998. The increase in cost is primarily attributable to increased activity related to government contracts and grants which generally have lower gross margins than product revenues, increased production material costs and the absorption of fixed labor and overhead expenses associated with the completion, in fiscal 1997, of a one-time equipment production subcontract.

     RESEARCH AND DEVELOPMENT. Research and development expenses increased to approximately $307,000, in fiscal 1998, from approximately $301,000, in fiscal 1997, and increased as a percentage of revenues from 9.9%, in fiscal 1997, to 10.6%, in fiscal 1998. The increase primarily reflects an increased level of research and development activity relating to the Company's new products, which are radioactive prostate seeds for the treatment of prostate cancer and radioactive and radiopaque stents for the treatment of coronary artery reocclusion. The Company anticipates that its research and development expenses will continue to increase in total dollars expended.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to approximately $1,014,000, in fiscal 1998, from approximately $626,000, in fiscal 1997, and increased as a percentage of revenues from 20.7%, in fiscal 1997, to 34.9%, in fiscal 1998. The increase primarily reflects the cost associated with a terminating an agreement with the acting Financial Officer; sales and marketing expenses, personnel, travel, and legal expenses. The Company anticipates that its selling, general and administrative expenses will increase in total dollars as a result of its plans to commercialize its new products.

     OTHER INCOME AND EXPENSES, NET. Other income and expenses, net consist primarily of interest earned on the Company's short-term investments, interest expense on loans and rental income for machine space. Other income and expense increased to approximately $13,000, in fiscal 1998, from ($21,000), in fiscal 1997. This increase in income primarily reflects a reduction in interest expense due to the repayment of loans provided by officers of the Company in fiscal 1996.


     LIQUIDITY AND CAPITAL RESOURCES. As of March 31, 1999 the Company had approximately $100,000 in cash in the form of checking and money market accounts. The Company also had a $300,000 revolving line of credit from a commercial bank at a rate of prime plus one percent, of which $195,000 was available at March 31, 1999. This line of credit expires on September 30, 1999. The Company also has a term loan and an equipment purchase facility with a commercial bank, under which approximately $57,000 and $750,000, respectively, were outstanding at March 31, 1999. Under the provisions of its Loan Agreement, the Company is required to maintain compliance with certain financial covenants, including debt service coverage, minimum levels of net worth and restrictions on indebtedness. At June 30, 1998, the Company's debt service coverage and net worth was less than the required amounts. The Company's bank waived its rights under the Loan Agreement with respect to compliance with these financial covenants at June 30, 1998. At September 30, 1998 the Company met all of its financial covenants. In December 1998, the Company's bank changed its loan compliance requirements from a quarterly basis to an annual basis. The bank now measures compliance annually, consistent with the Company's fiscal year end. Accordingly, amounts payable under the Loan Agreement are classified as long-term in the accompanying balance sheet.

     During fiscal 1998, operating activities used $83,000 of cash. Net cash used by operating activities in fiscal 1998 primarily reflects the net loss of $58,000 and payment of offering costs.

     During fiscal 1998, investing activities used $392,000 in cash. Net cash used by investing activities included $559,000 of purchases of property and equipment and $31,000 of patent fees. These uses of cash were partially offset by the redemption of short-term investments of $198,000. The Company intends to make significant investments over the next several years to support the development and commercialization of its products and the expansion of its manufacturing facility. See "Use of Proceeds."

     During fiscal 1998, financing activities provided $103,000 in cash. Net cash provided by financing activities primarily includes proceeds from an equipment loan and the sale of the Company's Common Stock, as a result of option exercises, offset by the repayment in full of the Company's line of credit.


     During the nine months ending March 31, 1999, operating activities used cash of approximately $425,000 due principally to the payment of operating expenses and offering costs and an increase in accounts receivable.



     During the nine months ending March 31, 1999, investing activities used cash of approximately $432,000. Net cash used by investing activities included $411,000 purchases of property and equipment and $21,000 of patent fees. Although the Company does not have significant capital commitments, the Company intends to make significant investments over the next several years to support the development and commercialization of its new products and the expansion of its manufacturing equipment.



     During the nine months ended March 31, 1999, financing activities provided approximately $646,000 in cash. Net cash provided by financing activities primarily includes proceeds from an equipment loan and line of credit.



     The Company plans to further increase its expenditures to complete development and commercialize its new products, to increase its manufacturing capacity, to ensure compliance with the FDA's Quality System Regulations and to broaden its sales and marketing capabilities.



     The Company anticipates that the proceeds of the Offering and interest thereon, together with existing cash and cash equivalents, will be sufficient to fund its operations and planned new product development, including increased working capital expenditures, through at least the next 18 months.



     During 1998 and 1999, the Company incurred operating losses and utilized significant amounts of cash to fund operations. During this time the Company increased its cash expenditures to develop its new products, increase capacity and equipment and increase sales and marketing capabilities in anticipation of FDA approval for its radioactive prostate seed (which was obtained on May 26, 1999) and radioactive stent products. The Company has been utilizing its credit facilities and cash and cash equivalents to finance operations. In order to be better positioned to achieve its strategic objectives, the Company is attempting to obtain equity financing through an initial public offering of its common stock.



     The Company has experienced delays in completing its initial public offering. Accordingly, the Company has implemented a number of programs to reduce its use of cash, including operating expenses reductions, while it actively attempted to complete its initial public offering. The Company believes that these programs will continue until such time as additional sources of financing are obtained. Management of the Company has outlined and implemented a plan of action to ensure that the Company has adequate sources of cash to meet its working capital needs for at least the next twelve months. The key elements of the plan are as follows:



     - Further operating expense reductions to eliminate certain expenditures which are not critically essential to achieving critical business objectives at this time (e.g., temporary personnel, use of outside consultants, discretionary spending).



     - Timing of new product development expenditures has been closely tied to timing of anticipated financing.



     -  Continued pursuit of government research grants.



     - Pursuit of financing alternatives including bank financing, strategic alliances, and capital contributions by management.



     As a result of the above actions, management believes that its existing cash resources and credit facilities should meet working capital requirements over the next twelve months. However, unanticipated decreases in revenues, increases in expenses or further delays in the process of obtaining equity financing, may adversely impact the Company's cash position and require further cost reductions.



YEAR 2000 COMPLIANCE


     As the year 2000 approaches, it is generally anticipated that certain computers, software and other equipment utilizing microprocessors may be unable to recognize or properly process dates after the year 1999 without software modification. The Company has evaluated this potential issue with respect to its software, equipment, financial systems and suppliers. Expenditures by the Company to date in connection with year 2000 compliance have not been material, and the Company does not believe the year 2000 problem will have any material adverse effect on its business, operations or financial condition.

                                    BUSINESS



     Certain terms are defined in a glossary beginning on page 61.


GENERAL


     Implant Sciences Corporation (the "Company") has, over the past fifteen years, developed core technologies using ion implantation and thin film coatings for medical device applications and has proprietary processes and equipment for the manufacture of radiation therapy implants. The Company plans to apply this technology to manufacture radioactive prostate seeds using a non-radioactive fabrication process which it believes will be more cost-effective and less hazardous than conventional processes which use radioactive wet chemistry. The seeds will be assembled, sealed and then made radioactive in a nuclear reactor just prior to shipment to customers. The Company believes that the opportunities for radioactive prostate seeds will continue to grow as an attractive alternative to other methods of treatment. On May 26, 1999, the Company received notification of pre-market clearance for its radioactive iodine-125 seed from the Food and Drug Administration ("FDA").


     In the interventional cardiology field, the Company has a joint development agreement with a major stent manufacturer to develop radioactive coronary stents. The Company believes these radioactive seeds used for the treatment of prostate cancer and radioactive coronary stents for the prevention of restenosis (reclosure of the artery) after balloon angioplasty, will have a significant competitive advantage over currently existing devices.


     The Company has developed its proprietary thin film coating technology in order to apply it to radiopaque (visible by x-ray) coatings on stents, guidewires, catheters and other devices used in interventional cardiology procedures. In addition, the Company is applying its ion implantation technologies to modify surfaces to reduce polyethylene wear generation in orthopedic joint implants, manufactured by the Howmedica/Osteonics Division of Stryker Corporation and Biomet Incorporated. Approximately 77% of the Company's revenues in fiscal 1998 were derived from its ion implantation of medical products business. The Company also supplies ion implantation services to numerous semiconductor manufacturers, research laboratories and universities. The Company has nine issued United States patents and fifteen United States patents pending covering its technologies and processes. The Company also has pending two international patent applications.


     Although there are a wide range of commercial applications for the Company's proprietary technologies, the Company has chosen to focus on the medical device industry. Within the medical device industry, the Company is concentrating on the prostate cancer, interventional cardiology and orthopedic segments. The Company believes that each of these segments share similar growth dynamics in that they represent diseases or chronic conditions that most frequently occur in people over the age of 50. The Company expects that the number of medical procedures performed annually in each of these segments will continue to grow as the population in the United States over the age of 50 continues to grow. Similar trends appear in other highly developed countries.

TECHNOLOGIES

     GENERAL. The Company uses two core technologies, ion implantation and thin film coatings, to provide enhanced surfaces to various medical implants and semiconductor products. With respect to each core technology, the Company has developed proprietary processes and equipment for the purpose of improving or altering the surfaces of medical implants and semiconductor wafers.

     Ion implantation and thin film coatings are techniques first developed in the 1970s to improve the functional surface properties of metals, ceramics and polymers, such as friction, wear, wettability and hardness. Ion implantation was initially developed as a means to dope semiconductors in the fabrication of integrated circuits. The accuracy, cleanliness and controllability of this process has made it the standard for semiconductor manufacturing. Ion implantation is generally preferred over other surface modification methods because it does not delaminate, does not require high temperatures and does not deform or alter the dimensions of the treated surface.

     Thin film coatings were initially developed to interconnect transistors on semiconductor chips. Thin films modify surfaces by layering a desired metal or ceramic coating on the substrate material. Common thin film coating techniques include chemical vapor deposition and physical vapor deposition.

     ION IMPLANTATION. Ion implantation is a process by which ions (electrically charged atoms) are accelerated to high velocity in a vacuum and directed toward a substrate or target material. The atoms become embedded just below the surface of the material producing an alloy composed of the atoms and the substrate material in the near-surface region of the target material. This surface alloy may have new mechanical, electrical, chemical, optical and other properties. The Company believes its proprietary technology, including high current ion sources and specialized component holding fixtures, provides higher ion implant doses and higher beam power and yields superior surface characteristics at lower cost than commercially available equipment.
                                   [GRAPHIC]
                      Ion implantation of a knee component


     Ion implantation can be used to embed single isotopes of radioactive elements into components. The Company plans to use its proprietary equipment to manufacture radioactive seed implants for the treatment of prostate cancer and other carcinomas. The Company is in the process of developing radioactive prostate seeds containing iodine-125, which can be manufactured without hazardous radioactive wet chemistry, the methods currently employed by existing suppliers. The Company has three patents pending on its process. The Company also believes it can cost-effectively implant ions of therapeutic radioisotopes including phosphorous-32, palladium-103 or yttrium-90 into a device such as a coronary stent used to reduce restenosis following balloon angioplasty.


     THIN FILM COATING. A thin film coating is grown upon a substrate in a vacuum by the gradual deposition of atoms on the substrate. The Company's proprietary unbalanced magnetron sputtering process results in coatings that are extremely dense and free of voids, yielding good contrast and sharp edges under x-ray or fluoroscopic examination. These coatings usually consist of gold or platinum for radiopaque applications. The Company's proprietary manufacturing process allows for efficient utilization of precious metals and for cost-effective recovery and recycling of these precious metals. The Company is developing processes to coat stents, guidewires and catheters used in interventional cardiology procedures with substances, usually gold or platinum, that allow those stents, guidewires and catheters to be visible under x-ray observation during a procedure. The Company believes other techniques for applying thin film coatings are less desirable for medical device applications because of their inability to apply a dense coating, while continuing to be flexible and adhering to the substrate.

CURRENT AND FUTURE PRODUCTS

PROSTATE CANCER SEEDS

     GENERAL. The alternatives generally presented to patients diagnosed with prostate cancer are surgical removal of the prostate (radical prostatectomy) or external beam radiation. Both techniques frequently have significant side effects including impotence and incontinence. Brachytherapy is an increasingly popular treatment technique whereby radioactive seeds (each of which is approximately half the size of a grain of rice) are temporarily or permanently implanted into the prostate. This technique allows the delivery of highly concentrated yet confined doses of radiation directly to the prostate. Surrounding healthy tissues and organs are spared significant radiation exposure. Advances in transrectal ultrasound and catscan imaging equipment provide detailed and precise measurements of prostate size and shape, for seed
distribution and placement.        [GRAPHIC]
                  Radioactive prostate seed implant procedure

     PROSTATE SEEDS. The Company has developed, and applied for two United States patents covering radioactive seeds, implants and methods of manufacturing radioactive seed implants by a proprietary process. On May 26, 1999, the Company received notice of pre-market clearance from the FDA for its radioactive iodine-125 seed and believes these seeds should be available for commercial sale in the first quarter of 2000. These seeds are used primarily in the treatment of prostate cancer. This treatment, known as brachytherapy, involves implanting approximately 100 radioactive seeds directly into the prostate and is usually performed on an outpatient basis. A published ten-year study conducted by the Northwest Hospital, Seattle, Washington (the "Northwest Hospital Study") shows that this treatment has a ten-year disease-free survival rate equal to surgical removal of the prostate and may be superior to other early stage treatments, with a substantial reduction in the negative side effects, impotence and incontinence, frequently associated with surgery and external beam radiation treatment. The National Cancer Institute and American Cancer Society have reported that sexual potency after implantation of radioactive seeds has been 86% to 92%, which compares with rates of 10% to 40% for radical prostectomies and 40% to 60% for external beam radiation therapy. The Company's production method, involving a proprietary non-radioactive fabrication procedure, does not use radioactive wet chemistry. Hospitals are currently purchasing prostate seeds for approximately $45 to $55 each, for a cost of $4,500 to $5,500 per procedure; however no assurance can be given that these costs will remain the same. Initially the Company plans to introduce an iodine-125 prostate seed.


     COMPETITIVE ADVANTAGES. Management believes that the Company's manufacturing process will result in lower capital equipment and manufacturing assembly costs and will be less hazardous than the manufacturing processes used by the Company's competitors. Other radioactive prostate seed manufacturers use radioactive wet chemistry during seed assembly for iodine-125 products. These technologies require much higher capital equipment costs than the Company's technologies. The Company's dry process, for which it has patents pending, uses no radioactive fabrication, and the Company believes it requires fewer personnel and yields faster throughput. Following seed assembly the Company sends its seeds to a nuclear reactor for activation. Using this non-radioactive fabrication process, seeds can be fabricated and inventoried in large quantities and activated only when ordered. Due to the short half life of iodine-125 (60 days), the competition must assemble and ship seeds on a tight schedule so they can be implanted at the appropriate strength. For European and Asian markets, the Company may ship and inventory "cold" seeds in overseas subsidiaries and activate them in local nuclear reactors just prior to use. The Company currently has no contracts with any foreign nuclear facility for activation of its products overseas although such overseas facilities are readily available. The Company believes these factors will result in lower manufacturing costs and, therefore, will give the Company a cost advantage over its competitors.


     SALES. The Company intends to manufacture and sell its own radioactive prostate seeds to distributors of medical products and directly to major medical centers, purchasing groups and hospitals. The Company has not yet sold any prostate seeds for commercial use. On May 26, 1999, the Company received its 510(k) notice of pre-market clearance from the FDA for its iodine-125 seed, and the Company believes these seeds should be available for commercial sale in the first quarter of 2000.



     MARKETS. Research done in 1998 by the American Cancer Society shows that prostate cancer is the second most common cancer in American men, after skin cancer. The American Cancer Society estimated that in 1998 about 184,500 new cases of prostate cancer were diagnosed and 39,200 men will die of the disease in the United States. According to the National Cancer Institute, over 80% of prostate cancer is found in men over the age of 65. The National Cancer Institute estimates that approximately 19 out of every 100 men born today will be diagnosed with prostate cancer during their lifetimes. According to the American Cancer Society, these numbers approximate the incidence and mortality for breast cancer in women. According to the American Cancer Society, in 58% of diagnosed cases, the cancers are localized in the prostate. These cases are potential candidates for brachytherapy.

     Radical prostectomies and external beam radiation treatments are procedures that are frequently used and have significant side effects including impotence or incontinence. The Company believes brachytherapy is an attractive alternative to surgery or external beam radiation for these cases because research to date has shown that it has a lower incidence of these side effects.


     The Company believes that there is currently a shortage of certain radioactive seeds, although this situation may change as new competitors enter this market and existing competitors increase production capacity.

INTERVENTIONAL CARDIOLOGY DEVICES

     GENERAL. The American Heart Association estimates that in 1995, there were approximately 434,000 balloon angioplasty procedures performed in the United States. According to the American Heart Association, of these approximately 30% to 40% result in restenosis after balloon angioplasty. Research by the Washington Hospital Center, the Emory University School of Medicine and the Scripps Clinic has shown that delivery of an appropriate dose of therapeutic intravascular radioactivity can reduce the incidence of restenosis and therefore the need for additional procedures. In cooperation with certain device manufacturers, the Company is in the process of developing a number of devices to be used in interventional cardiology procedures. Among these devices are intravascular radioactive stents that are used to reduce restenosis following balloon angioplasty and stents, guidewires and catheters containing radiopaque markers. Coronary stents are made of metals which are not radiopaque and in many cases must be coated with dense precious metals for increased visibility that is critical to their guiding, positioning, manipulation and placement.
                                   [GRAPHIC]
               Expected therapeutic effect of a radioactive stent
                compared to a conventional stent with restenosis


     RADIOACTIVE STENTS. The Company has two patents issued and four United States patents pending and has one pending international patent application for, new methods of implanting radioactivity onto coronary stents that it believes will reduce the incidence of restenosis. Ionizing radiation is recognized as a promising approach to reducing restenosis at the site following balloon angioplasty by inhibiting intimal hyperplasia. Radiosotopes, when implanted into the stent itself, have shown marked inhibition of restenosis in animal studies. Researchers at the Washington Hospital Center, the Emory University School of Medicine and the Scripps Clinic researched a wide number of both external and internal methods to deliver intravascular radiation to the coronary arteries, some of which have problems associated with excessive whole-body radiation dose exposure to the patient and cardiologist. The Company has developed a proprietary technique for the ion implantation of both pure beta and pure x-ray emitters into stents, which management believes has significant advantages over other methods. These radioisotopes produce short-range radiation that only affect the targeted tissues, rather than the entire body or region.


     In fiscal 1998, the Company was awarded a grant from the National Institutes of Health for the first phase of a possible two phase program to further develop its radioactive stents on a commercial basis. The Company currently has a joint development agreement with Guidant Corporation, a major stent manufacturer, to develop a radioactive stent for animal studies which could lead to clinical trials. Although the Company has developed and delivered radioactive stents under this agreement, the Company believes that radioactive stents will not be available for clinical use before 2001. See "Risk Factors -- We are subject to extensive governmental regulation."


     RADIOPAQUE COATINGS. The Company has developed proprietary methods for applying radiopaque coatings onto a variety of medical devices manufactured by its customers in order to increase the visibility of such devices during interventional cardiology and other catheter-based procedures. These biocompatible coatings are deposited using a proprietary unbalanced magnetron sputtered coating process. The resulting coating is extremely dense and free of voids yielding good contrast and sharp edges under x-ray or fluoroscopic examination. The Company uses this process to coat stents, guidewires and catheters. For a fractional increase in the manufacturing cost of a stent, the Company believes its coatings can provide significant added value and enhanced performance. The Company's thin film coatings are being evaluated by certain customers for stents, guidewires and catheters.

     COMPETITIVE ADVANTAGES. For manufacture of radioactive stents, the Company uses a proprietary ion implanter that has been optimized for this application. The Company also has developed a proprietary ion source which uses a relatively non-toxic form of phosphorous as the radioactive phosphorous-32 source material. The Company believes its proprietary equipment can be used for commercial production with the safety and quality control required by the FDA. For manufacture of its radiopaque coatings, the Company has developed a proprietary gold coating process and has built equipment that uses unbalanced magnetron sputtering which provides adherent coatings on implants with complex shapes (such as stents) and which allows for efficient recovery of precious metals not consumed in the process.

     SALES. The Company intends to implant therapeutic radioactivity into stents manufactured by its customers. Although the Company developed and delivered radioactive stents for evaluation and anticipated animal studies, the Company has not implanted radioactivity into stents for commercial sale by its customers and cannot make any such sales until it, or its customers, has obtained appropriate approval from the FDA. The Company believes its radioactive stents will not be available for commercial sale before 2001.

     MARKETS. The American Heart Association estimates that in 1995 over 58 million Americans had one or more forms of cardiovascular disease and that there were 434,000 balloon angioplasty procedures performed in the U.S. Restenosis occurs in approximately 30% to 40% of all such procedures. The American Society for Therapeutic Radiology and Oncology has reported, and numerous clinical trials have found, that delivery of an appropriate dose of therapeutic radioactivity can reduce the incidence of restenosis and therefore the need for additional procedures. The Company believes that stents treated with therapeutic radiation will be an attractive alternative to traditional stents because they can reduce restenosis by delivering an appropriate dose of radioactivity to the affected site without adversely affecting the surrounding tissue.

ORTHOPEDIC TOTAL JOINT REPLACEMENTS

     GENERAL. The Company provides surface engineering technology to manufacturers of orthopedic hip and knee total joint replacements. The majority of existing hip and knee joint replacements are made of a cobalt-chromium ("CoCr") femoral component that articulates against a polyethylene component. While offering excellent biocompatibility and superior wear resistance over prior alloys and designs and potentially longer average life than prior alloys, CoCr devices still suffer from particle generation where the metal and polyethylene components articulate against each other. This particle generation has been identified as a primary cause of implant loosening due to osteolysis requiring repeat surgery.
                                   [GRAPHIC]
          Total hip replacement                 Total knee replacement

     ORTHOPEDICS. The Company implants CoCr components of total joint replacements manufactured by its customers with nitrogen ions. Nitrogen ion implantation of these components reduces polyethylene wear by modifying the native oxide present in CoCr alloys. Laboratory tests and clinical studies have shown that nitrogen ion-implanted CoCr components offer superior performance over untreated components, significantly reducing wear and slowing the incidence of osteolysis which ultimately leads to revision surgery.

     The Company is currently developing zirconia and alumina ceramic ion implantation techniques and believes they will emerge as the preferred next generation surface treatment method for orthopedic total joint replacements. Management believes the use of monolithic ceramic or ceramic coated femoral components holds greater promise than other types of components in reducing osteolysis because ceramics have wear characteristics superior to metal and are biocompatible and inert. The Company believes monolithic ceramic hip heads are currently employed in a limited number of hip procedures in the US. Because of their brittle nature, monolithic ceramics are not likely to be utilized for femoral knee components. As an alternative to monolithic ceramic components, the Company's ceramic coatings of CoCr devices using its "blended interface" process can be applied to either hip or knee joint replacements. The Company believes that ceramic coatings of CoCr devices would combine the bulk strength of a metal alloy with the superior surface characteristics of a ceramic. Several orthopedic companies are considering the Company's surface treatment methods to provide ceramic coated metal implants.

     COMPETITIVE ADVANTAGES. The Company believes it now operates one of the highest beam-current ion implanters used in the medical field. This equipment has higher through-put and lower cost than equipment with a lower beam-current. For the Company's new second generation orthopedic coating this equipment can provide a ceramic coating with superior adhesion due to its patented "blended interface" process.

     SALES. The Company currently implants CoCr components of total joint replacements made by its customers with nitrogen ions and is developing ceramic ion implantation techniques for total joint replacements. The Company receives untreated CoCr total joint replacements from its customers and implants them at its facility. The Company then invoices and ships the implanted total joint replacements to its customers. Total joint replacements treated with ceramic ion implantation may not be sold commercially until the Company, or its customer, has obtained appropriate approval from the FDA. The Company believes these total joint replacements will not be available for commercial sale until after 2001.

     MARKETS. Osteoarthritis is a natural result of the aging process and is the predominant cause of the need for joint replacement. The Company believes that longer life expectancy as well as the growth in the number of people over 50 will cause the demand for total joint replacement to increase. According to the American Academy of Orthopedic Surgeons, the hip and knee total joint replacement market was estimated to be 500,000 units in 1995 in the United States. The Company treats approximately 50,000 units each year using its ion implantation process for the Howmedica/Osteonics Division of Stryker Corporation and Biomet Incorporated. Research by the Company has shown that the Company's ceramic coatings can decrease wear debris generation by two-thirds, which the Company believes will reduce osteolysis and thereby reduce the need for revision surgery.

SEMICONDUCTOR ION IMPLANTATION

     The Company supplies ion implantation services to numerous semiconductor manufacturers, research laboratories, and research universities. Ion implantation of electronic dopants into silicon, the process by which silicon is turned into a semiconductor, is an integral part of the integrated circuit fabrication process. While many of the Company's customers have their own ion implantation equipment, they often use the Company's services and specialized expertise for research and new product development because they do not want to interfere with production or because they are unable to perform the services themselves.

     To serve this market, the Company offers the ion implantation of over 60 of the 92 natural elements for its customers' research programs. The Company offers all of the necessary dopants for silicon as well as for new materials such as gallium arsenide, silicon carbide, indium phosphide and other advanced compound semiconductors. The Company also performs high dose ion-implantation of silicon and germanium to improve the crystallinity and to modify the semiconductor properties of these materials.

PRINCIPAL SUPPLIERS


     The Company uses several principal suppliers for the materials it uses to prepare its products. PraxAir Distributors, Inc. provides the Company with production gases. Newark Electronics Corp. and Eaton Corporation both provide the Company with electronic components. The Company uses Glemco, Inc., McMaster-Carr Supply Co., Cambridge Valve and Fitting, Inc. and Copper and Brass Sales for its machine shop supplies, including copper, aluminum, stainless steel, graphite and hardware. The Company uses Refining Systems, Inc. for its supply of gold. The Company believes that adequate supplies of its required materials will continue to be available, however, no assurances can be given that this will be the case. See "Risk Factors -- Dependence on few suppliers."


SALES AND MARKETING

     The Company's marketing and sales methods vary according to the characteristics of each of its main business areas. The Company's foreign sales have comprised less than five percent of its total revenues. Sales and marketing to the medical device and semiconductor markets are directed by the Company's Vice President of Marketing and Sales who is assisted by the Company's Director of Medical Devices and the Company's Director of Semiconductor Products. Sales in the medical device and semiconductor arena are handled by three full time salespeople, who handle both medical devices and semiconductor products. The solicitation and proposal process for research and development contracts and grants are conducted by the Company's President, its Chief Scientist, and its scientific staff.

MEDICAL SALES AND MARKETING

     The Company plans to market its radioactive prostate seeds to distributors of medical products as well as major hospitals and key physicians who might purchase radioactive prostate seeds. The Company plans to hire additional sales personnel to make direct calls on these potential customers. The Company plans to market its implantation of radioactivity onto coronary stents directly to stent manufacturers who will in turn sell the stents to hospitals.


     In the provision of ion implantation for total joint replacements, the Company concentrates on identifying and serving leading manufacturers. Where possible, the Company attempts to become the sole provider of devices or surface engineering services to each such manufacturer. The Company's marketing and sales efforts require considerable direct contact and typically involve a process of customer education in the merits of the Company's technology. The Company accomplishes this by first researching customer needs, delivering scientific papers at orthopedic and biomaterial conferences, and through presentations at customer sites. The Company's internal research and government research grants are an integral part of the marketing process. The Company's patent portfolio is also very important in this process. See "Risk
Factors -- The medical community may not accept our products."


     In order to promote sales of its radiopaque coatings, the Company attends trade shows and uses press releases. Once a customer's interest is established, the sales process proceeds with an initial demonstration project funded by the customer. A set of developmental runs are then performed to determine project feasibility and to roughly optimize a parameter set for deposition. After testing of samples generated and considering cost estimates for production quantities, the customer may authorize the Company to proceed to pilot production.

     In pilot production, typically, several hundred units are produced in a manner equivalent to the envisioned full production method. Pilot production may be done on an existing piece of equipment with customer/device specific fixturing, or a prototype machine depending on the complexity of the process and device. Samples made in pilot production are fabricated into complete devices and used by the customer for further testing, clinical studies, FDA submissions, and marketing and sales efforts.

     To date two types of implants have been coated for 6 companies in the orthopedic market and 28 types of devices have been coated for 23 companies in the interventional cardiology market. Although none have been shipped for commercial sale, more than half of these are presently under evaluation by the customers for commercial production.

     The Company is a party to a research and development agreement with Guidant Corporation to develop radioactive stents for testing and commercialization by Guidant Corporation. Guidant Corporation is required to fund the research up to an amount totaling $375,000 provided that certain conditions are satisfied. For the initial term of the agreement, the Company is required to deal exclusively with Guidant Corporation in developing radioactive coronary stents and is prohibited from entering into any discussions or agreement regarding any sale, assignment, licensing or other disposition of any of its intellectual property relating to radioactive coronary stents. After the initial term and at the option of Guidant Corporation, the parties have agreed to negotiate for an exclusive supply agreement and/or license relating to any intellectual property arising from the research.

SEMICONDUCTOR SALES AND MARKETING

     Since semiconductor ion implantation is a standard process in all integrated circuit fabrication, customers usually know what they want and little education is necessary. The Company's services are promoted and sold through trade shows, advertising in trade magazines, direct mailings and press releases. Most sales are between $600 and $2,500 per order, take less than one day to complete, and the entire sales effort is often conducted by telephone. Most of the Company's sales in this area are for outsourced customer-specified ion implantation services which the customer's own ion implantation department is unable or unwilling to perform.

GOVERNMENT CONTRACTS

     Research and development contracts from the U.S. government must be won through a competitive proposal process which undergoes peer review. The Company is in frequent contact with the Department of Defense, the Department of Energy and other agencies at conferences to stay informed of the government's needs. The Company believes its principals and senior scientific staff have earned a strong reputation with these and other agencies. To date the Company has been awarded research and development contracts by the National Institute of Health, the Department of Defense, the National Science Foundation, and the National Aeronautics and Space Administration ("NASA").

RESEARCH AND DEVELOPMENT


     The technical staff of the Company consists of nine scientists, including four with Ph.D. degrees, two with Masters Degrees, and three with Bachelor Degrees and with expertise in physical sciences and engineering. All of the Company's existing and planned products rely on proprietary technologies developed in its research and development laboratories. The Company's research and development efforts may be self-funded, funded by corporate partners or by awards under the Small Business Innovative Research

("SBIR") program. The Company has obtained over $4,000,000 in U.S. government grants and contracts over the past 10 years. Of this amount approximately $160,000 and $438,000 was obtained in 1997 and 1998, respectively. The Company also conducts research and development under cost-sharing arrangements with its commercial customers. Revenues under such arrangements were approximately $110,000 and $100,000 for the year ended June 30, 1997 and 1998, respectively.

PATENTS AND PROPRIETARY TECHNOLOGY


     The Company's policy is to protect its proprietary position by, among other methods, filing United States and foreign patent applications. The Company currently has nine issued United States patents and fifteen United States patent applications pending. The Company has two international patent applications pending.


     The Company has exclusive rights under patents covering the following technologies: (i) an ion source generator which can be used in making semiconductor devices while minimizing the use of toxic gases, (ii) a method of using ion implantation for epitaxially growing thin films, which can be used for semiconductor materials, (iii) a method of ion beam coating orthopedic implant components to form a zirconium oxide interface layer with improved wear properties, and (iv) an improved ceramic coated orthopedic implant component in which the implant is first coated with a platinum alloy.


     The Company is aware of a U.S. patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatment of restenosis. The Company has not sought a formal opinion of counsel regarding the validity of this patent or whether the Company's processes infringe this patent. The Company plans to implant radioactivity onto coronary stents manufactured by the patent holder, its licensees or others. If the Company's plans to implant radioactivity onto the patent holder's stents do not succeed and/or if the Company implants radioactivity onto stents that are not manufactured by the patent holder or its licensees there can be no assurance that the holder of this patent will not seek to enforce the patent against the Company or the manufacturer of the stents, or that the Company would prevail in any such enforcement action. See "Risk Factors -- We could incur material costs if our products infringe, or are accused of infringing, the intellectual property rights of others."



     The Company intends to seek further patents on its technologies, if appropriate. However, there can be no assurance that patents will issue for any of the Company's pending or future applications or that any claim allowed from such applications will be of sufficient scope or strength, or be issued in all countries where the Company sells its products and services, to provide meaningful protection or any commercial advantage to the Company. See "Risk Factors -- We depend on patents and proprietary technology."


GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS


     Although the Company's present business itself is not directly regulated by the FDA, the medical devices incorporating its technologies are subject to FDA regulation. The burden of securing FDA clearance or approval for these medical devices rests with the Company's medical device manufacturers or licensees. However, the Company intends to prepare Device Master Files which may be accessed by the FDA to assist it in its review of the applications filed by the Company's medical device manufacturers. The Company's radioactive iodine-125 seed is subject to the FDA's 510(k) notification of pre-market clearance, which was granted by the FDA on May 26, 1999.

     Supplemental or full pre-market approval ("PMA") reviews require a significantly longer period. A PMA will be required for the Company's radioactive coronary stents. Thus, significantly more time will be required to commercialize applications subjected to PMA review. The Company believes its radioactive coronary stents will not be available for commercial sale before 2001. Furthermore, sales of medical devices outside the U.S. are subject to international regulatory requirements that vary from country to country. The time required to obtain clearance or approval for sale internationally may be longer or shorter than that required for FDA approval. See "Risk Factors -- we are subject to extensive governmental regulation."


     In addition to FDA regulation, certain of the Company's activities are regulated by, and require approvals from, other federal and state agencies. For example, aspects of the Company's operations require the approval of the Massachusetts Department of Public Health and registration with the Department of Labor and Industries. Furthermore, the Company's use, management, transportation, and disposal of certain chemicals and wastes are subject to regulation by several federal and state agencies depending on the nature of the chemical or waste material. Certain toxic chemicals and products containing toxic chemicals may require special reporting to the United States Environmental Protection Agency and/or its state counterparts. The Company is not aware of any specific environmental liabilities that it could incur. The Company's future operations may require additional approvals from federal and/or state environmental agencies.

FACILITIES AND EQUIPMENT


     Pursuant to a lease, dated July 29, 1998, the Company operates from a 21,992 sq. ft. leased facility in Wakefield, Massachusetts. The Company currently operates nine ion implantation machines, and has two more under construction by its own technical staff. Four are dedicated to medical production including one special purpose ion implanter dedicated to production of radioactive coronary stents. Three machines are dedicated to semiconductor ion implantation. Two are used for research and development. Five machines are housed in class 100 clean rooms. The Company maintains a machine shop facility on its premises and employs four machinists which allows the Company to fabricate and customize is specialized manufacturing equipment. The Company expects that its space will be sufficient for the next 12 months. The Company's current lease expires in May, 2000.


COMPETITION


     In radioactive products, such as prostate seed implants and radioactive stents, the Company expects to compete with Nycomed Amersham plc, Theragenics Corp., North American Scientific, Inc., International Isotopes Inc., UroCore, Inc., Uromed Corporation, and International Brachytherapy, Inc. Of these, Nycomed Amersham plc, Theragenics Corp. and North American Scientific, Inc. serve substantially the entire radioactive prostate seed market and International Isotopes Inc., UroCore, Inc., Uromed Corporation, and International Brachytherapy, Inc. have announced that they plan to enter the prostate seed market. In addition, the Company's proposed radioactive stents will compete with alternative technologies such as Novoste Corporation's Beta-Cath system, radioactive tipped guidewires and radioactive filled balloons. The number and types of procedures being performed on the prostate are increasingly drawing new entrants into the market. The Company believes that competition, and, in turn, pricing pressures, may increase. Many of the Company's competitors have substantially greater financial, technical and marketing resources than the Company. See "Risk Factors -- We have significant competition in an environment of rapid technological change."



     Many medical device manufacturers have developed or are engaged in efforts to develop internal surface modification technologies for use on their own products. Most companies that market surface modification to the outside marketplace are divisions of organizations with businesses in addition to surface modification. Overall, the Company believes the worldwide market for surface modification technologies applicable to medical devices is very fragmented with no competitor having more than a 10% market share. Many of the Company's existing and potential competitors (including medical device manufacturers pursuing coating solutions through their own research and development efforts) have substantially greater financial, technical and marketing resources than the Company. See "Risk Factors -- We have significant competition in an environment of rapid technological change."



     With respect to ion implantation of orthopedic implants, the Company primarily competes with Spire Corporation. Competition within the orthopedic implant industry is primarily conducted on the basis of service and product design. Price competition has abated somewhat in the case of first time and more youthful patients where higher-cost and more durable reconstructive devices are preferred. The Company attempts to differentiate itself from its competition by providing what it believes are high value-added solutions to surface modification. Management believes that the primary factors customers consider in choosing a particular surface modification technology are performance, ease of manufacturing, ability to produce multiple properties from a single process, compliance with manufacturing regulations, customer service, pricing, turn around time, and the ability to work with a variety of materials. The Company believes that its process competes favorably with respect to these factors. The Company believes that the cost and time required to acquire equipment and technical engineering talent, as well as to obtain the necessary regulatory approvals, significantly reduces the likelihood of a manufacturer changing the coating process it uses after a device has been approved for marketing. See "Risk Factors -- We have significant competition in an environment of rapid technological change."


     The Company's primary competition in the semiconductor industry consists of three companies: Ion Implant Services, The Implant Center, and Ion Implant Corporation. These companies are all located in Silicon Valley, California and primarily serve the silicon wafer production needs of semiconductor factories in their local area, although Ion Implant Corporation does research and development implants nationwide. The Company mostly serves east coast factories with silicon production and research and development laboratories worldwide.


     Many of the Company's competitors and potential competitors have substantially greater capital resources than the Company does and also have greater resources and expertise in the areas of research and development, obtaining regulatory approvals, manufacturing and marketing. There can be no assurance that the Company's competitors and potential competitors will not succeed in developing, marketing and distributing technologies and products that are more effective than those developed and marketed by the Company or that would render the Company's technology and products obsolete or noncompetitive. Additionally, there is no assurance that the Company will be able to compete effectively against such competitors and potential competitors in terms of manufacturing, marketing and sales. See "Risk Factors -- We have significant competition in an environment of rapid technological change."

PRODUCT LIABILITY AND INSURANCE


     The Company's business entails the risk of product liability claims. Although the Company has not experienced any product liability claims to date, there can be no assurance that such claims will not be asserted or that it will have sufficient resources to satisfy any liability resulting from such claims. The Company intends to acquire product liability insurance when its radioactive prostate seed products and interventional cardiology devices are in commercial production. There can be no assurance that product liability claims will not exceed such insurance coverage limits, that such insurance will continue to be available on commercially reasonable terms or at all, or that a product liability claim would not materially adversely affect the business, financial condition or results of operations of the Company. See "Risk Factors -- Risks of product liability."


EMPLOYEES


     As of March 31, 1999, the Company employed 36 full-time individuals. The Company believes it maintains good relations with its employees. None of the Company's employees is represented by a union or covered by a collective bargaining agreement. The Company's success will depend, in large part, upon its ability to attract and retain qualified employees. The Company faces competition in this regard from other companies, research and academic institutions and other organizations.



REPORTS TO STOCKHOLDERS



     Implant intends to distribute to its stockholders annual reports containing audited financial statements.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS


     The executive officers and directors of the Company and their ages as of March 31, 1999 are as follows:


NAME                             AGE               POSITION
----                             ---               --------
Anthony J. Armini..............  61     President, Chief Executive
                                        Officer and Chairman of the
                                          Board of Directors
Stephen N. Bunker..............  55     Vice President and Chief
                                        Scientist, Director
Alan D. Lucas..................  43     Vice President of Marketing,
                                        Sales and Business Development
Darlene M. Deptula-Hicks.......  41     Vice President and Chief
                                        Financial Officer
Robert E. Hoisington...........  62     Director
Shunkichi Shimizu..............  52     Director

     The Company currently has four directors. All directors are elected to hold office until the next annual meeting of shareholders of the Company and until their successors have been duly elected and qualified. Officers are elected to serve subject to the discretion of the Board of Directors and until their successors are appointed. There are no family relationships among executive officers and directors of the Company.

     DR. ANTHONY J. ARMINI has been the President, Chief Executive Officer, and Chairman of the Board of Directors since the Company's incorporation. From 1972 to 1984, prior to founding the Company, Dr. Armini was Executive Vice President at Spire Corporation. From 1967 to 1972, Dr. Armini was a Senior Scientist at McDonnell Douglas Corporation. Dr. Armini received a Ph.D. in nuclear physics from the University of California, Los Angeles in 1967. Dr. Armini is the author of eleven patents and fifteen patents pending in the field of implant technology and of fourteen publications in this field. Dr. Armini has over thirty years of experience working with cyclotrons and linear accelerators, the production and characterization of radioisotopes, and fifteen years of experience with ion implantation in the medical and semiconductor fields.

     DR. STEPHEN N. BUNKER has served as the Vice President and Chief Scientist of the Company since 1987 and a Director of the Company since 1988. Prior to joining the Company, from 1972 to 1987, Dr. Bunker was a Chief Scientist at Spire Corporation. From 1971 to 1972, Dr. Bunker was an Engineer at McDonnell Douglas Corporation. Dr. Bunker received a Ph.D. in nuclear physics from the University of California, Los Angeles in 1969. Dr. Bunker is the author of six patents in the field of implant technology.

     ALAN D. LUCAS joined the Company in March 1998 as Vice President of Marketing, Sales and Business Development. Prior to joining the Company, Mr. Lucas accumulated over 20 years of experience in various marketing and business development positions for medical device companies. Most recently, from 1996 to 1998, Mr. Lucas was the Director of Corporate Development at ABIOMED, Inc. From 1994 to 1996, Mr. Lucas was a strategic marketing and sales consultant focused on medical technology. From 1991 to 1994 Mr. Lucas was the Director of Marketing at Vision Sciences, Inc. a development stage medical device company.

     DARLENE M. DEPTULA-HICKS joined the Company in July 1998 as Vice President and Chief Financial Officer. Prior to joining the Company, from 1997 to 1998 Ms. Deptula-Hicks was the Corporate Controller for ABIOMED, Inc., a medical device manufacturer. From 1994 to 1997 Ms. Deptula-Hicks was an independent financial consultant. From 1992 to 1994 Ms. Deptula-Hicks was the Vice President and Chief Financial Officer of GCA, a division of General Signal Corporation, a semiconductor equipment manufacturer. Ms. Deptula-Hicks holds a BS in Accounting and an MBA.

     ROBERT E. HOISINGTON has served on the Board of Directors of the Company since August, 1992. He is the President and founder of Management Strategies, a general line consulting firm providing strategic planning for businesses with annual revenues ranging from $10 million to $1 billion. Prior to founding Management Strategies, Mr. Hoisington was a professional management consultant at Arthur Young & Company.

     SHUNKICHI SHIMIZU joined the Company's Board of Directors in March, 1998. He is the Director of North American Operations of Takata Corporation, domiciled in Tokyo, Japan. Takata Corporation is a manufacturer of seat belts and air bags. Mr. Shimizu also is the Executive Vice President of TK Holdings, Inc. of Ohio. Prior to joining Takata Corporation, he served as the Head of International Finance Corporate Division at the Bank of Tokyo, Ltd., Headquarters. NAR Holding Corporation is a wholly-owned subsidiary of TREC (Holland) Amsterdam B.V. Pursuant to an agreement with the Company, for so long as NAR Holding Corporation owns at least 10% of the Company's issued and outstanding shares of Common Stock, it is entitled to nominate one person for election to the Board of Directors of the Company. Mr. Shimizu is NAR Holding Corporation's nominee.

     The Board of Directors has a Compensation Committee, which provides recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. Messrs. Hoisington and Shimizu serve on this committee. The Board of Directors also has an Audit Committee, which reviews the scope and results of the audit and other services provided by the Company's independent auditors. Messrs. Hoisington and Shimizu serve on this committee.

     There are no family relationships among the directors and executive officers of the Company.

COMPENSATION OF DIRECTORS

     The Company's directors who are employees of the Company do not currently receive any compensation for service on the Board of Directors. Directors who are not employees of the Company, other than Mr. Shimizu, are paid a yearly stipend of $2,500 and are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

     Under the 1998 Incentive and Nonqualified Stock Option Plan (the "Option Plan"), each Director who is not an employee of the Company automatically receives an annual grant of options to purchase 2,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on that date for each year of service. Each such option will have a term of five years and will vest in full on the date of grant.

MEDICAL ADVISORY BOARD

     The Company has formed a Medical Advisory Board which will advise and consult with the Company's Board of Directors and senior management at such times as the Chief

Executive Officer shall request. This advice and consultation will relate generally to the Company's business and products. The Medical Advisory Board advises on industry trends and new or experimental modalities of treatment in the oncology, interventional cardiology and orthopedic specialties. The Medical Advisory Board members may be employed on a full-time basis by employers other than the Company, and these members may have commitments to, or consulting, advisory or other contractual relationships with, other third parties. These third party commitments and relationships may limit the availability of the Medical Advisory Board members to the Company, and may potentially result in conflicts of interest. Consultations with Medical Advisory Board members may be either individually or as a group depending upon board member availability. To date, the following individuals have agreed to serve as members of the Medical Advisory Board.


NAME                                       CURRENT POSITION
----                                       ----------------
William Capello, M.D.         Professor, Orthopaedic Surgeon (Total
                              Joint Replacement)
                              Department of Orthopedic Surgery
                              Indiana University School of Medicine
                              Indianapolis, Indiana
Andrew J. Carter, D.O., FACC  Interventional Cardiologist (Intra-
                              Vascular Radiation Therapy)
                              Stanford Medical Center
                              Stanford, California
Jay P. Ciezki, M.D.           Radiation Oncologist
                              Department of Radiation Oncology
                              The Cleveland Clinic Foundation
                              Cleveland, Ohio
Adam Dicker, M.D., Ph.D.      Assistant Professor
                              Department of Radiation Oncology
                              Bodine Center for Cancer Treatment
                              Philadelphia, Pennsylvania
Stuart Goodman, M.D., Ph.D.   Professor and Chairman, Orthopaedic
                              Surgeon (Total Joint Replacement)
                              Department of Orthopaedic Surgery
                              UCSF/Stanford Medical Center
                              Stanford, California
Robert Poss, M.D.             Orthopedic Surgeon (Total Joint
                              Replacement)
                              Department of Orthopedic Surgery
                              Brigham and Women's Hospital
                              Boston, Massachusetts


     The Company has agreed to grant each member of the Advisory Board an option to purchase 1,000 shares of Common Stock for each full year that such member serves. The exercise price per share for the options issued with respect to the first year of service is $7.00 per share. Each member also receives a yearly stipend of $1,000.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation earned in the fiscal year ended June 30, 1998 by the Company's Chief Executive Officer and Company's other executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                               (FISCAL YEAR 1998)

                                 ANNUAL COMPENSATION
                                 --------------------    OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL POSITION       SALARY      BONUS     COMPENSATION(1)   COMPENSATION
---------------------------      ---------   --------   ---------------   ------------
Anthony J. Armini(2)...........  $104,000         --        $4,044                  --
  President, Chief Executive
  Officer and Chairman of the
  Board
Stephen N. Bunker(3)...........   $79,000         --        $2,605                  --
  Vice President, Chief
  Scientist and Director
Darlene M. Deptula-Hicks(4)....        --         --            --                  --
  Vice President and Chief
  Financial Officer
Alan D. Lucas(5)...............   $22,500    $10,000            --                  (6)
  Vice President of Marketing,
  Sales and Business
  Development

---------------
(1) Other Annual Compensation consists of life and disability insurance premiums and 401(k) plan benefits paid by the Company on behalf of the Named Executive Officer. See "-- Benefit Plans."

(2) Dr. Armini entered into an Employment Agreement with the Company on September 26, 1998. See "-- Employment Agreements."

(3) Dr. Bunker entered into an Employment Agreement with the Company on September 26, 1998. See "-- Employment Agreements."


(4) Ms. Deptula-Hicks joined the Company in July of 1998 and receives an annual salary of $100,000. In addition, in July of 1998, Ms. Deptula-Hicks received a stock option grant to purchase 25,200 shares of Common Stock at an exercise price of $4.00 per share.


(5) Mr. Lucas joined the Company in March of 1998 and receives an annual salary of $120,000.

(6) See "Option Grants in Last Fiscal Year," below.

     The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted (as adjusted to give effect to the six-for-one split of the Common Stock resulting from a six share Common Stock dividend on each outstanding share on September 9, 1998 and a six-for-seven reverse stock split on June 8, 1999) during the fiscal year ended June 30, 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                  NUMBER OF      PERCENT OF
                                  SECURITIES    TOTAL OPTIONS
                                  UNDERLYING     GRANTED TO      EXERCISE
                                   OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION
NAME                               GRANTED       FISCAL YEAR      ($/SH)        DATE
----                              ----------    -------------    --------    ----------
Alan D. Lucas...................    25,200          45.7%         $4.00         2008


     The following table sets forth certain information concerning the value of unexercised stock options held by the Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES


                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                               OPTIONS AT JUNE 30, 1998        OPTIONS AT JUNE 30, 1998
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
Anthony J. Armini..........      --                 --           --                 --
Stephen N. Bunker..........      --                 --           --                 --
Alan D. Lucas..............      --             25,200           --            $88,200


EMPLOYMENT AGREEMENTS

     On September 26, 1998, the Company entered into employment agreements with each of Anthony J. Armini, the President, Chief Executive Officer and Chairman of the Board, and Stephen N. Bunker, the Vice President and Chief Scientist of the Company. Pursuant to their employment agreements, each of which has a term of five years, Dr. Armini is entitled to an annual base salary of $125,000 and Dr. Bunker is entitled to an annual base salary of $100,000. Each of them is eligible to receive additional bonuses at the discretion of the Board of Directors.

BENEFIT PLANS

1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN


     The 1998 Incentive and Nonqualified Stock Option Plan (the "1998 Option Plan") was adopted by the Board of Directors and the shareholders of the Company in September, 1998. A total of 240,000 shares of Common Stock will be reserved for issuance under the 1998 Incentive and Nonqualified Stock Option Plan. However, the Company has entered into an agreement with the Representative pursuant to which it has agreed not to issue options to purchase more than 100,000 shares of Common Stock in the next 18 months. The 1998 Option Plan will authorize (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code and (ii) the grant of options that do not so qualify ("Nonqualified Options"). The exercise price of Incentive Options granted under the 1998

Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must be at least equal to 110% of the fair market value of the Common Stock on the date of grant.

     The 1998 Option Plan may be administered by the Board of Directors or the Compensation Committee. Except in the case of certain formula grants to nonemployee directors described above under "Director Compensation," the Board or the Compensation Committee will select the individuals to whom options will be granted and will determine the option exercise price and other terms of each award, subject to the provisions of the 1998 Option Plan. Incentive Options may be granted under the 1998 Option Plan to employees, including officers and directors who are also employees. Nonqualified Options may be granted under the 1998 Option Plan to officers and other employees and to directors and other individuals providing services to the Company, whether or not they are employees of the Company.

1998 EMPLOYEE STOCK PURCHASE PLAN


     The 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors and the shareholders of the Company in September, 1998. The Stock Purchase Plan authorizes the issuance of up to an aggregate of 141,000 shares of Common Stock to participating employees. The Stock Purchase Plan may be administered by the Board of Directors or the Compensation Committee.


     Under the terms of the Stock Purchase Plan, all employees of the Company (other than seasonal employees) who have completed one year of employment with the Company and whose customary employment is more than part-time (i.e. more than 20 hours per week and more than five months in the calendar year) are eligible to participate in the Stock Purchase Plan. Employees who own five percent or more of the outstanding Common Stock of the Company and directors who are not employees are not eligible to participate in the Stock Purchase Plan.

     The right to purchase Common Stock under the Stock Purchase Plan will be made available through a series of one year offerings (each, an "Offering Period"). On the first day of an Offering Period, the Company will grant to each eligible employee who has elected in writing to participate in the Stock Purchase Plan an option to purchase shares of Common Stock. The employee will be required to authorize an amount (between one and ten percent of the employee's compensation) to be deducted by the Company from the employee's pay during the Offering Period. On the last day of the Offering Period, the employee will be deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Stock Purchase Plan, the option exercise price is an amount equal to 85% of the fair market value of one share of Common Stock on either the first or last day of the Offering Period, whichever is lower.

     No employee may be granted an option that would permit the employee's rights to purchase Common Stock to accrue at a rate in excess of $25,000 of the fair market value of the Common Stock, determined as of the date the option is granted, in any calendar year.

     The Company has made no determination as to when the first Offering Period under the Stock Purchase Plan will commence.

1992 STOCK OPTION PLAN

     The 1992 Stock Option Plan (the "1992 Option Plan") was adopted by the Board of Directors and the shareholders in 1992. Upon the adoption of the 1998 Option Plan, the 1992 Option Plan was terminated. The 1992 Option Plan governs only stock options outstanding under such plan. No new stock options will be granted under the 1992 Option Plan, which has been superseded by the 1998 Option Plan.

     The 1992 Option Plan authorized (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) the grant of options that did not so qualify ("Nonqualified Options"). The exercise price of Incentive Options granted under the 1992 Option Plan was required to be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of Incentive Options granted to an optionee who owned stock possessing more than 10% of the voting power of the Company's outstanding capital stock was required to be at least equal to 110% of the fair market value of the Common Stock on the date of grant.

     The 1992 Option Plan was required to be administered by the Board of Directors or a committee designated by the Board. The Board or the designated committee was empowered to select the individuals to whom options were granted and to determine the option exercise price and other terms of each award, subject to the provisions of the 1992 Option Plan. The Board or a designated committee had authority to grant Incentive Options under the 1992 Option Plan to employees, including directors who were also employees, and to grant Nonqualified Options to employees and to directors and other individuals providing services to the Company, whether or not they were employees of the Company.

                             PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 30, 1999, by (i) each person or entity known to the Company to own beneficially five percent or more of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.



                                   NUMBER OF SHARES      PERCENT BENEFICIALLY OWNED(3)
                                     BENEFICIALLY      ---------------------------------
NAME AND ADDRESSES(1)                  OWNED(2)        BEFORE OFFERING    AFTER OFFERING
---------------------              ----------------    ---------------    --------------
Anthony J. Armini................     1,231,122             30.3%              24.3%
Patricia A. Armini...............       931,122             22.9%              18.3%
NAR Holding Corporation(4).......       776,418             19.1%              15.3%
  555 Madison Avenue, 27th Floor
  New York, New York
Stephen N. Bunker................       636,348             15.6%              12.6%
Robert E. and Joan Hoisington....        30,000                *                  *
Shunkichi Shimizu................            --               --                 --
Darlene M. Deptula-Hicks.........            --               --                 --
Alan D. Lucas....................            --               --                 --
All Directors and Officers as a
  group
  (5 persons)....................     1,897,470             46.6%              37.4%


-------------------------

 *  Less than 1%.

(1) The address of all persons who are executive officers or directors of the Company is care of the Company, 107 Audubon Road, Wakefield, Massachusetts 01880.


(2) To the Company's knowledge and subject to the information contained in the footnotes to this table, all of the persons named in the table except Patricia A. Armini, the former spouse of Anthony J. Armini, have sole voting power with respect to all shares of Common Stock shown as beneficially owned by them. All of Ms. Armini's shares are voted by Dr. Armini. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of June 8, 1999 are treated as outstanding only for purposes of determining the amount and percent owned by such person or group.



(3) Percentage ownership is based on (i) before the Offering, 4,069,320 shares of Common Stock outstanding as of June 8, 1999 and (ii) after the Offering, an additional 1,000,000 shares to be issued by the Company in this Offering.


(4) NAR Holding Corporation is a wholly-owned subsidiary of TREC (Holland) Amsterdam B.V. The Company believes that the principal beneficial owner of TREC (Holland) Amsterdam B.V. is Takata Corporation and that its principal beneficial owner is Juichiro Takada.

VOTING TRUST AGREEMENT


     Two of the principal stockholders of the Company, Anthony J. Armini and Patricia A. Armini, are parties to a Voting Trust Agreement, dated November 1, 1991. Under this agreement, so long as either party owns at least 25% of the beneficial interest in the Common Stock of the Company and Dr. Armini continues to serve as Trustee of the Voting Trust, all of Ms. Armini's shares are voted by Dr. Armini. In addition, this agreement places certain restrictions on the rights of either party to sell or encumber his or her shares. After the offering neither party will own 25% of the Common Stock.

                              CERTAIN TRANSACTIONS


     Some of the transactions described below were entered into when there were less than two disinterested independent directors.

     Between 1983 and 1994, two officers and shareholders of the Company, Dr. Anthony J. Armini, and Dr. Stephen N. Bunker, did not receive certain compensation. These underpayments of $562,070 for Dr. Armini and $249,755 for Dr. Bunker were accrued by the Company as liabilities as the services were rendered. In each of fiscal 1996 and 1997, a deferred compensation payment of $193,252 and $119,000, respectively, was paid to Dr. Armini and $20,000 and $0, respectively, was paid to Dr. Bunker, which payments were partial payments of the accrued compensation due to each of them. The remaining amounts were reflected as deferred compensation on the June 30, 1997 balance sheet. During fiscal 1998, these two principal officers discharged the Company from its remaining obligation.


     On December 9, 1997, the Company entered into a Loan Agreement with Anthony
J. Armini. Pursuant to the terms of this Agreement, the Company loaned $137,500 to Dr. Armini for the purpose of exercising 300,000 options granted in 1993 to purchase Common Stock. The interest rate on the loan, which is unsecured, is six percent per annum. The entire amount of the principal and accumulated interest will be due on December 9, 2003.



     In December, 1997, three of the directors of the Company exercised options issued in 1993 to purchase shares of Common Stock of the Company in the following amounts and at the following prices (as adjusted to give effect to a six-for-one split of the Common Stock resulting from a six share Common Stock dividend on each outstanding share on September 9, 1998 and a six-for-seven reverse stock split on June 8, 1999): Stephen N. Bunker purchased 300,000 shares at a price of $.46 per share; Anthony J. Armini purchased 300,000 shares at a price of $.46 per share; and Robert E. Hoisington purchased 30,000 shares at a price of $.42 per share. In addition, in June, 1997, NAR Holding Corporation exercised its preemptive rights pursuant to a 1987 agreement to purchase 301,668 shares of Common Stock of the Company at a price of $.49 per share.



     In July, 1998, as consideration for terminating an agreement with Eric Akhund, acting chief financial officer of the Company, and his resignation from the Company's board of directors, the Company provided the following benefits:
(i) a $60,000 lump sum cash payment; (ii) 12 additional payments of $4,125 per month; (iii) warrants, with a three-year term, to purchase 86,640 shares of the Common Stock of the Company at a price of $17.31 per share; (iv) 12,000 shares of the Common Stock of the Company; and (v) the forgiveness of an $18,750 employee advance. The total cost to the Company of terminating this agreement was $144,050. As part of Mr. Akhund's original agreement he was also provided warrants, with a three year term, to purchase 9,000 shares of Common Stock of the Company at a price of $1.51 per share. The Company granted piggyback registration rights to this individual in any public offering after the initial public offering of the Common Stock. This individual has agreed to sign a lock-up agreement for future sale of such warrants and shares equivalent to the lock-up agreements signed by the Company's management.



     In January, 1999, the Company entered into loan agreements aggregating $137,500 with ten employees for the purpose of permitting these employees to exercise options to purchase 321,642 shares of Common Stock, in the aggregate. The interest rate of each loan, which is unsecured, is 6% per annum. The entire principal amount and accumulated interest on each loan will be due on January 7, 2002.

     Pursuant to an agreement with the Company, for so long as NAR Holding Corporation owns at least 10% of the Company's issued and outstanding shares of Common Stock, it is entitled to nominate one person for election to the Board of Directors of the Company. Mr. Shimizu is NAR Holding Corporation's designated director.

     Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable than could be obtained from independent third parties and will be subject to approval by a majority of the independent and disinterested directors.


                               LEGAL PROCEEDINGS


     The Company is not currently a party to any legal proceedings.

                           DESCRIPTION OF SECURITIES


     Following the closing of the sale of the Units offered hereby, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, $0.10 par value per share and 5,000,000 shares of Preferred Stock, $0.10 par value per share.

UNITS


     Each Unit being offered by the Company consists of one share of Common Stock and a Warrant exercisable for one share of Common Stock. The Common Stock and Warrants which comprise the Units will trade only as units until at least 30 days after the date of the Prospectus or such later time as may be determined by the Representative.


COMMON STOCK

     Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to the preferences that may be applicable to any Preferred Stock then outstanding, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any then outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of Common Stock are subject to, and may be materially adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. All outstanding shares of Common Stock are fully paid and non-assessable. The shares of Common Stock to be issued by the Company in the Offering will be fully paid and non-assessable.

WARRANTS


     The following is a brief summary of certain provisions of the Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Unit and Warrant Agreement (the "Warrant Agreement") between the Company and American Securities Transfer & Trust Inc. (the "Transfer and Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.



     Each Warrant entitles the registered holder thereof to purchase, at any time no sooner than 30 days after the date of the Prospectus, one share of Common Stock at a price equal to $9.00. The warrants expire three years from the date of this Prospectus. The Warrant exercise price is subject to adjustment under provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Transfer and Warrant Agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

     The exercise price of the Warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     The exercise price and number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including, without limitation, stock splits, stock dividends, recapitalizations and reclassifications.


     The Warrants are subject to redemption by the Company at $0.20 per Warrant if the closing bid price of the Common Stock as reported on the Nasdaq SmallCap Market averages in excess of $10.50 for a period of twenty consecutive trading days. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date of redemption. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.



     Upon separation from the Units, the Warrants will be in registered form and may be presented to the Transfer and Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, holders may sell Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.


     The Warrants do not confer upon holders any voting, dividend or other rights as shareholders of the Company.

     The Company and the Transfer and Warrant Agent may make such modifications to the Warrants that they deem necessary and desirable that do not materially adversely affect the interests of the Warrant holders. No other modifications may be made to the Warrants without the consent of the majority of the Warrant holders. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of the holder of such Warrant unless such modification occurs in connection with a stock split, stock dividend, recapitalization, reclassification or similar event.

     No gain or loss will be recognized by a holder upon the exercise of a Warrant. The sale of a Warrant by a holder or the redemption of a Warrant by the Company will result in the recognition of gain or loss in an amount equal to the difference between the amount realized by the holder and the Warrant's adjusted basis in the hands of the holder. Provided that the holder is not a dealer in the Warrants and that the Common Stock would have been a capital asset in the hands of the holder had the Warrant been exercised, gain or loss from the sale or redemption of Warrant will be long-term or short-term capital gain or loss to the holder. Loss on the expiration of the Warrant, equal to the Warrant's adjusted basis in the hands of the holder, will be long-term or short-term capital loss, depending on whether the Warrant had been held for more than one year.

THE ABOVE DISCUSSION DOES NOT ADDRESS ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR PURCHASER. ACCORDINGLY, ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE OF THE UNITS AND THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND THE COMMON STOCK.

PREFERRED STOCK

     The Board of Directors is authorized, subject to limitations prescribed by Massachusetts law, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences, voting powers, qualifications and special or relative rights or privileges thereof. The Board of Directors is authorized to issue Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. Although the Company has no current plans to issue such shares, the issuance of Preferred Stock or of rights to purchase Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. As of the date of this Prospectus, there were no shares of Preferred Stock outstanding.

     The Company has agreed with the Representative that it will not issue any shares of Preferred Stock for a period ending thirteen months after date of this Prospectus, without the prior written consent of the Representative. See "Underwriting." The Company will issue preferred stock only with the approval of a majority of the independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.


REPRESENTATIVE'S WARRANT



     At the closing of this Offering, the Company will issue to the Representative Warrants (the "Representative's Warrants") to purchase 100,000 shares of Common Stock and 100,000 Redeemable Warrants. The Representative's Warrants will be exercisable for a four-year period commencing one year from the date of this Prospectus. The exercise price of the Representative's Warrants will be $12.00. The Representative's Warrants will not be transferable prior to their exercise date except to officers of the Representative and members of the syndicate and officers and partners thereof. The Representative's Warrants will contain provisions providing adjustment in the event of any recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that, for a period of five years from the date of this Prospectus, if the Company intends to file a registration statement for the public sale of securities (other than a registration statement on Form S-4, S-8 or a comparable registration statement), it will notify all of the holders of the Representative's Warrants and securities issued upon exercise thereof, and if so requested, it will include therein material to permit a public offering of the securities underlying the Representative's Warrants solely at the expense of the Company (excluding fees and expenses of the Holder's counsel and any underwriting or selling commissions). See "Underwriting."


REGISTRATION RIGHTS


     The Company has granted registration rights to the holders of the Representative's Warrants, which provides the holders with certain rights to register the shares of Common Stock underlying the Representative's Warrants. In addition, for a period of five years from the date of this Prospectus, upon written demand of the holders of a majority of the Representative's Warrants, the Company has agreed, on one occasion, to promptly register the underlying securities solely at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions). Additionally, for a period of five years from the date of this Prospectus, upon written demand of any holder, the Company has agreed, on one occasion, to promptly register the underlying securities for purposes of a public offering, solely at the expense of such holder. See "Underwriting."

     The Company has also granted to a former consultant piggyback registration rights in any public offering after the initial public offering of the Common Stock.

MASSACHUSETTS LAW

     Following the Offering, the Company expects that it will have more than 200 stockholders, as a result of which it will be subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to that date, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by the Board of Directors and by the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) voting at a meeting. In general, an "interested stockholder" is a person who owns 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act with respect to the Common Stock) or more of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and was the owner of 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act with respect to the Common Stock) or more of the outstanding voting stock within the prior three years. A "business combination" includes mergers, consolidations, stock and asset sales, and other transactions with the interested stockholder resulting in a financial benefit (except proportionately as a stockholder of the corporation) to the interested stockholder. The Company may at any time amend its Articles or By-Laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of its voting stock. Such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

     The Company's By-Laws provide that any holder of 10% or more of the outstanding shares of Common Stock may call a meeting of stockholders.

LIMITATION OF LIABILITY

     The Company's Articles provide that no director of the Company shall be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Articles and By-Laws further provide for the indemnification of the Company's directors and officers to the fullest extent permitted by
Section 67 of Chapter 156B of the Massachusetts General Laws, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. These provisions may also shield directors from liability under federal and state securities laws.

TRANSFER AGENT AND WARRANT AGENT

     The Transfer Agent and Registrar for the Units, the Common Stock and the Warrants is American Securities Transfer and Trust Inc., Denver, Colorado.


                        SHARES ELIGIBLE FOR FUTURE SALE



     Prior to this Offering, there has been no public market for the securities of the Company. Future sales of substantial amounts of Units or Common Stock in the public market could materially adversely affect the market price of such securities. As described below, only a limited number of shares will be available for sale shortly after this Offering, due to certain contractual and legal restrictions on resale. Nevertheless, sales of substantial amounts of the Company's Units or Common Stock in the public market or the perception that such sales could occur after such restrictions lapse could materially adversely affect the market price of the Units, Common Stock and Warrants and the ability of the Company to raise equity capital in the future.



     Upon completion of this Offering, the Company will have outstanding 5,069,320 shares of Common Stock, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options. The Units consisting of 1,000,000 shares of Common Stock and the Warrants to purchase 1,000,000 shares of Common Stock that are to be sold by the Company to the public in this Offering will be freely tradable without restriction under the Securities Act, unless purchased by affiliates of the Company as that term is defined in Rule 144 under the Securities Act.



     The remaining 4,069,320 shares of Common Stock outstanding upon completion of this Offering will be restricted securities as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 promulgated under the Securities Act, which are summarized below. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could materially adversely affect the market price of the Common Stock and Warrants. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any owner other than an affiliate of the Company) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of
(i) one percent of the number of shares of Common Stock then outstanding or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of notice of such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any owner other than an affiliate of the Company), is entitled to sell such shares without complying with the manner of sale, public information volume limitations or notice provisions of Rule 144.

     Any employee, officer or director of or consultant to the Company who purchased shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates of the Company to sell their Rule 701 shares under Rule 701 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice requirements of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus before selling such shares.


     Holders of all 4,069,320 restricted shares of Common Stock, including officers and directors and holders of five percent or more of the Common Stock, have entered into contractual lock-up agreements providing that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares of stock owned by them or that could be purchased by them through the exercise of options to purchase Common Stock of the Company, for thirteen months after the date of this Prospectus without prior written consent of the Representative.



     In addition to the 13-month lock-up, all officers and directors holding shares and all stockholders holding five (5%) percent or more of the outstanding shares further agree not to publicly sell their shares until the sooner of: (1) the public share price reaches $15.00 and maintains that level for 20 consecutive days or (2) four (4) years after the initial public offering, except for one shareholder holding 15.3% of the issued and outstanding Common Stock (post offering) who will be locked up for two (2) years.

                                  UNDERWRITING



     The Underwriters named below have agreed, subject to the terms and conditions of the firm commitment Underwriting Agreement between the Company, and the Underwriters, to purchase from the Company the number of Units set forth opposite their names. The Representative of the Underwriters is Westport Resources Investment Services, Inc. The underwriting discount set forth on the cover page of this Prospectus will be allowed to the Underwriters at the time of delivery to the Underwriters of the Units so purchased.



                                                       NUMBER
NAMES OF UNDERWRITERS                                 OF UNITS
---------------------                                 ---------
Westport Resources Investment Services, Inc. .......
Schneider Securities, Inc. .........................
Weatherly Securities Corporation....................
                                                      ---------
          Total.....................................  1,000,000
                                                      =========



     The Underwriters have advised the Company that they propose to offer the Units to the public at an offering price $7.50 per Unit and that the Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. a concession not in excess of $0.375 per Unit.



     The following table summarizes the compensation to be paid to the Underwriters by the Company.



                                                                            TOTAL
                                                               -------------------------------
                                                                  WITHOUT            WITH
                                                   PER SHARE   OVER-ALLOTMENT   OVER-ALLOTMENT
                                                   ---------   --------------   --------------
Underwriting Discounts paid by the Company.....      $.75         $750,000         $862,500



     The Company has granted to the Underwriters an over-allotment option exercisable during the 45-day period following the date of this Prospectus to purchase up to a maximum of 150,000 additional Units at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise such option only to satisfy over-allotments in the sale of the Units.



     The Company has agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the total proceeds of this Offering, or $225,000 ($258,750 if the Underwriters exercise the over-allotment option in full), of which $62,500 has already been paid. The Underwriters do not intend to offer or sell Units to accounts over which they exercise discretionary authority.



     At the closing of this Offering, the Company will issue to the Representative, for nominal consideration the Representative's Warrants to purchase 100,000 shares of Common Stock and 100,000 Warrants exercisable at 160% of the initial public offering price for these Securities. See "Description of Securities -- Representative's Warrants."



     For the period during which the Representative's Warrants are exercisable, the holder(s) will have the opportunity to profit from a rise in the market value of the Company's Common Stock, with a resulting dilution in the interests of the other stockholders of the Company. The holder(s) of the Representative's Warrants can be expected to exercise them at a time which the Company would, in all likelihood, be able to obtain any needed capital from an offering of unissued Common Stock on terms more favorable to the Company than those provided for in the Representative's Warrants. Such facts may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Representative realizes any gain from the resale of the Representative's Warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act of 1933, as amended.



     The Company has agreed to enter into a two-year non-exclusive consulting agreement with the Representative, pursuant to which the Representative will act as a financial consultant to the Company, commencing on the closing date of this Offering. The total consulting fee of $72,000 will be payable, in full, on the closing date of this Offering.



     The Company has agreed that for a period of thirteen months from the date of this Prospectus it will not sell or otherwise dispose of any securities without the prior written consent of the Representative, with the exception of the grant of options and the issuance of shares issued upon the exercise of options granted or to be granted under the Company's option plans and outstanding warrants.


     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


     The Company has agreed with the Representative that for a period of 24 months from the closing date of this Offering, the Representative may designate an observer to the Board of Directors who will be entitled to attend and receive notice of all meetings of the Board. The observer, who has not been determined, will be reimbursed for out-of-pocket travel expenses incurred in attending such meetings but will otherwise not be compensated by the Company.



     Upon the exercise of the Redeemable Warrants more than one year after the Offering and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers Regulation, Inc., and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative a commission equal to five percent of the exercise price of the Redeemable Warrants. However, no compensation will be paid to the Representative in connection with the exercise of the Redeemable Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Redeemable Warrants are exercised in an unsolicited transaction, or (c) the Redeemable Warrants are held in any discretionary accounts. In addition, unless granted an exemption by the Commission from Regulation M promulgated under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for a period of one or five days before the solicitation of the exercise of any Redeemable Warrant or before the exercise of any Redeemable Warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representative or any other soliciting broker-dealers may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation.

     The Representative has advised the Company that, pursuant to Regulation M under the Securities Act, some persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is a bid for or the purchase of Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A "penalty bid" is an arrangement permitting the Representative to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with this offering if the Common Stock originally sold by such underwriter or syndicate member is purchased by the Representative in a syndicate covering transaction and has therefore not been effectively placed by such underwriter or syndicate member. The Representative has advised the Company that such transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.


                        DETERMINATION OF OFFERING PRICE


     Prior to this Offering, there has been no public market for the Common Stock. The offering price of the securities and the exercise price of the Warrants being offered hereby was determined by negotiation between the Company and the Representative. Factors considered in determining such prices include the history and the prospects for the industry in which the Company competes, the past and present operations of the Company, the future prospects of the Company, the abilities of the Company's management, the earnings, net worth and financial condition of the Company, the general condition of the securities markets at the time of this Offering, and the prices of similar securities of comparable companies.



                                 LEGAL MATTERS


     The validity of the securities offered hereby will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by William M. Prifti, Esq., Amesbury, Massachusetts.


                                    EXPERTS


     The financial statements of Implant Sciences Corporation at June 30, 1998 and 1997, and for each of the two years in the period ended June 30, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION



     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete and, in each instance, if the contract or document is filed as an exhibit, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies also may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates, or by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that make electronic filings with the Commission.

                                    GLOSSARY


Alloy                        A mixture or solution of two or more metals.

Angioplasty                  A medical procedure used to repair a damaged or
                             diseased artery.

Balloon Catheter             A tube with a balloon at its tip for dilating
                             arteries, used in angioplasty.

Beta Rays                    Radioactive emissions consisting of energetic
                             electrons.

Blended Interface            The merging or blending of a coating into the
                             substrate material.

Brachytherapy                Placement of a radioactive source in or near tissue
                             to deliver radiation therapy.

Cardiovascular System        The heart with a network of blood vessels that
                             circulates blood around the body.

Catheter A flexible tubular device for insertion into a narrow opening used to deliver a balloon and/or a stent during angioplasty.

Chemical Vapor Deposition    Depositing a coating by decomposition of a compound
                             gas on a surface.

Coronary Artery              A vessel which delivers oxygenated blood to the
                             heart muscle.

Cyclotron                    A circular ion accelerator used in medicine to
                             produce radioisotopes.

Dopant An impurity element used to add positive or negative charge to a semiconductor.

External Beam Radiation
  Treatment                  A beam of x-rays or electrons usually generated by
                             a linear accelerator for radiation therapy.

Femoral                      Relating to the human femur or thigh bone.

Gamma Rays                   Electromagnetic radiation emitted by a nucleus.

Guidewire                    Wire used to guide a catheter through a narrow
                             opening.

Hyperplasia                  Excessive proliferation of smooth muscle cells
                             within the coronary artery.

Intima                       The inner layer of cells of an artery.

Iodine-125                   A radioisotope emitting x-rays with a 60-day
                             half-life.

Ion Implantation             The acceleration of ions to high velocity to embed
                             them into a surface.

Ion                          Charged atom, usually positive.

Linear Accelerator           A straight ion accelerator used for external
                             radiation therapy or radioisotope production.

Magnetron Sputtering         A process used to intensify the emission of
                             material from the surface of a target by magnetic means in order to form a coating on a substrate.

Native Oxide                 The natural oxide which exists on most active
                             metals such as stainless steel, cobalt chrome or titanium.

Osteoarthritis               A disease of the joint cartilage and underlying
                             bone, which may cause pain and impair joint function.

Osteolysis                   A dissolution of the organic matrix of bone
                             resulting in destruction.

Phosphorus-32                A radioisotope emitting only beta rays with a 14
                             day half-life.

Physical Vapor Deposition    Depositing a coating by condensing it from the
                             vapor onto a substrate.

Radioactive Seed             A small permanently implanted pellet containing
                             therapeutic radioactivity.

Radioactive Stent            A stent which contains a radioactive isotope
                             embedded within its metal surface.

Radioactive Wet Chemistry    A chemical process using radioactive liquid
                             solutions.

Radiopaque                   Opaque to x-ray radiation and thus visible on x-ray
                             film.

Restenosis                   The reocclusion or closure of an artery after a new
                             channel has been formed using a balloon catheter or stent.

Stent A metal mesh tube implanted into an artery to hold it open.

Thin Film Coatings           Coatings of an element or compound usually less
                             than 10 microns thick.

X-Rays Electromagnetic radiation emitted by atomic electrons.


Yttrium-90                   A radioisotope emitting only beta rays with a 3 day
                             half-life.

                          IMPLANT SCIENCES CORPORATION



                         INDEX TO FINANCIAL STATEMENTS



                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-2
Balance Sheets as of June 30, 1997 and 1998 and March 31,
  1999 (Unaudited)..........................................  F-3
Statements of Operations for the Years Ended June 30, 1997
  and 1998 and for the Nine Months Ended March 31, 1998 and
  1999 (Unaudited)..........................................  F-4
Statements of Changes in Stockholders' Equity for the Years
  Ended June 30, 1997 and 1998 and for the Nine Months Ended
  March 31, 1999 (Unaudited)................................  F-5
Statements of Cash Flows for the Years Ended June 30, 1997
  and 1998 and for the Nine Months Ended March 31, 1999
  (Unaudited)...............................................  F-6
Notes to Financial Statements (Including Data Applicable to
  Unaudited Periods)........................................  F-8

                          IMPLANT SCIENCES CORPORATION



                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Implant Sciences Corporation

     We have audited the accompanying balance sheets of Implant Sciences Corporation as of June 30, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated July 31, 1998, the Company, as discussed in Note 1, has experienced an increase in costs and decrease in its working capital as a result of delays in its planned equity offering that adversely affect the Company's current results of operations and liquidity. Note 1 describes management's plans to address these issues.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Implant Sciences Corporation at June 30, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG LLP

Boston, Massachusetts
July 31, 1998 except as to

  Note 1 and Note 13 as to which


  the date is June 8, 1999

                          IMPLANT SCIENCES CORPORATION



                                 BALANCE SHEETS



                                                               JUNE 30,     JUNE 30,     MARCH 31,
                                                                 1997         1998         1999
                                                              ----------   ----------   -----------
                                                                                        (UNAUDITED)
                           ASSETS
Current Assets:
  Cash......................................................  $  683,076   $  311,189   $  100,037
  Short-term investment.....................................     197,729           --           --
  Accounts receivable, less allowances of $2,000............     389,409      388,235      512,846
  Inventories...............................................      24,785       31,338      121,080
  Deferred income taxes.....................................      13,000       18,000       18,000
  Refundable income taxes...................................          --      118,781       48,285
  Prepaid expenses..........................................      10,351        3,746        1,289
                                                              ----------   ----------   ----------
                                                               1,318,350      871,289      801,537
Property and Equipment, at cost:
  Machinery and equipment...................................     770,113    1,314,850    1,699,003
  Leasehold improvements....................................      60,141       62,553       69,346
  Computers and software....................................      36,335       36,335       46,022
  Furniture and fixtures....................................      38,096       49,833       59,895
  Motor vehicles............................................      14,822       14,822       14,822
  Leased property under capital lease.......................          --       28,360       28,360
                                                              ----------   ----------   ----------
                                                                 919,507    1,506,753    1,917,448
  Less accumulated depreciation.............................    (602,842)    (692,808)    (778,240)
                                                              ----------   ----------   ----------
                                                                 316,665      813,945    1,139,208
Other Assets:
  Patent costs, net of accumulated amortization of $10,627
    and $15,699, at June 30, 1997 and 1998, respectively,
    and of $19,629 at March 31, 1999........................      91,871      117,738      134,940
  Other noncurrent assets, primarily offering costs.........      18,402      363,511      926,134
  Deferred income taxes.....................................     176,000           --           --
                                                              ----------   ----------   ----------
                                                                 286,273      481,249    1,061,074
                                                              ----------   ----------   ----------
         Total Assets.......................................  $1,921,288   $2,166,483   $3,001,819
                                                              ==========   ==========   ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Revolving line of credit..................................  $  210,000   $       --   $  105,000
  Accounts payable..........................................      95,173      107,359      176,812
  Accrued expenses..........................................     694,572      567,435      902,296
  Current portion of long-term debt.........................      66,667       50,278      173,611
  Obligations under capital lease...........................          --        5,074        5,672
                                                              ----------   ----------   ----------
                                                               1,066,412      730,146    1,363,391
Long Term Liabilities:
  Long term debt, net of current portion....................      38,889      224,491      633,450
  Obligations under capital lease...........................          --       22,090       18,086
  Deferred income taxes.....................................          --       12,300       12,300
                                                              ----------   ----------   ----------
                                                                  38,889      258,881      663,836
Stockholders' Equity:
  Common stock, $0.10 par value; 1,000,000 and 6,500,000
    shares authorized; 517,613 and 622,613 shares issued and
    outstanding at June 30, 1997 and 1998, respectively and
    20,000,000 shares authorized; 4,747,540 shares issued
    and outstanding at March 1999...........................      51,761       62,261      474,754
  Additional paid-in capital................................     971,601    1,380,555      979,734
  Retained earnings (accumulated deficit)...................    (207,375)    (265,360)    (479,896)
                                                              ----------   ----------   ----------
         Total Stockholders' Equity.........................     815,987    1,177,456      974,592
                                                              ----------   ----------   ----------
         Total Liabilities and Stockholders' Equity.........  $1,921,288   $2,166,483   $3,001,819
                                                              ==========   ==========   ==========


The accompanying notes are an integral part of these financial statements.

                          IMPLANT SCIENCES CORPORATION



                            STATEMENTS OF OPERATIONS



                                                                                NINE MONTHS ENDED
                                                   YEAR ENDED JUNE 30,              MARCH 31,
                                                 ------------------------    ------------------------
                                                    1997          1998          1998          1999
                                                 ----------    ----------    ----------    ----------
                                                                                   (UNAUDITED)
Revenues:
  Product and contract research revenues:
     Medical...................................  $2,231,918    $2,237,417    $1,626,225    $1,665,067
     Semiconductor.............................     447,000       667,012       501,984       361,584
  Equipment....................................     350,754            --            --            --
                                                 ----------    ----------    ----------    ----------
          Total Revenues.......................   3,029,672     2,904,429     2,128,209     2,026,651
Costs and Expenses:
  Cost of product and contract research
     revenues..................................   1,354,188     1,693,662     1,297,352     1,216,896
  Cost of equipment revenues...................     347,414            --            --            --
  Research and development.....................     300,936       306,536       233,433       298,639
  Selling, general and administrative..........     626,361     1,014,401       614,453       726,496
                                                 ----------    ----------    ----------    ----------
          Total Costs and Expenses.............   2,628,899     3,014,599     2,145,238     2,242,031
                                                 ----------    ----------    ----------    ----------
Operating income (loss)........................     400,773      (110,170)      (17,029)     (215,380)
Other income (expense):
  Interest income..............................      20,717        18,872        14,988         9,474
  Interest expense.............................     (41,760)      (11,563)       (8,007)      (45,330)
  Other........................................          --         5,976         4,482            --
                                                 ----------    ----------    ----------    ----------
Income (loss) before provision (benefit) for
  income taxes.................................     379,730       (96,885)       (5,566)     (251,236)
Provision (benefit) for income taxes...........     161,400       (38,900)        1,687       (36,700)
                                                 ----------    ----------    ----------    ----------
  Net income (loss)............................  $  218,330    $  (57,985)   $   (7,253)   $ (214,536)
                                                 ==========    ==========    ==========    ==========
  Net income (loss) per share -- basic.........  $     0.07    $    (0.02)   $     0.00    $    (0.06)
                                                 ==========    ==========    ==========    ==========
  Net income (loss) per share -- diluted.......  $     0.06    $    (0.02)   $     0.00    $    (0.06)
                                                 ==========    ==========    ==========    ==========
  Weighted average number of common shares
     outstanding used for basic earnings per
     share.....................................   2,929,806     3,523,368     3,452,598     3,854,892
                                                 ==========    ==========    ==========    ==========
  Weighted average number of common and common
     equivalent shares outstanding used for
     diluted earnings per share................   3,485,892     3,523,368     3,452,598     3,854,892
                                                 ==========    ==========    ==========    ==========


The accompanying notes are an integral part of these financial statements.

                          IMPLANT SCIENCES CORPORATION



                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                        COMMON STOCK                         RETAINED
                                    ---------------------    ADDITIONAL      EARNINGS          TOTAL
                                    NUMBER OF      PAR        PAID-IN      (ACCUMULATED    STOCKHOLDERS'
                                     SHARES       VALUE       CAPITAL        DEFICIT)         EQUITY
                                    ---------    --------    ----------    ------------    -------------
Balance at June 30, 1996..........    467,335    $ 46,734    $  828,398     $(425,705)      $  449,427
  Net income......................                                            218,330          218,330
  Issuance of common stock........     50,278       5,027       143,203            --          148,230
                                    ---------    --------    ----------     ---------       ----------
Balance at June 30, 1997..........    517,613      51,761       971,601      (207,375)         815,987
  Net loss........................                                            (57,985)         (57,985)
  Issuance of common stock........    105,000      10,500       134,881            --          145,381
  Forgiveness of obligation to
     stockholders, net of related
     tax effect...................         --          --       274,073            --          274,073
                                    ---------    --------    ----------     ---------       ----------
Balance at June 30, 1998..........    622,613    $ 62,261    $1,380,555     $(265,360)      $1,177,456
  Net loss (unaudited)............         --          --            --       (54,522)         (54,522)
  Issuance of common stock
     (unaudited)..................      2,000         200        11,472            --           11,672
  Adjustment to reflect 7-for-1
     stock split (unaudited)......  3,747,678     374,768      (374,768)           --               --
                                    ---------    --------    ----------     ---------       ----------
Balance at December 31, 1998
  (unaudited).....................  4,372,291    $437,229    $1,017,259     $(319,882)      $1,134,606
  Net loss (unaudited)............         --          --            --      (160,014)        (160,014)
  Exercise of stock options for
     notes receivable
     (unaudited)..................    375,249      37,525       (37,525)           --               --
                                    =========    ========    ==========     =========       ==========
Balance at March 31, 1999
  (unaudited).....................  4,747,540     474,754       979,734      (479,896)         974,592
                                    =========    ========    ==========     =========       ==========


The accompanying notes are an integral part of these financial statements.

                          IMPLANT SCIENCES CORPORATION



                            STATEMENTS OF CASH FLOWS



                                                             NINE MONTHS ENDED
                                    YEAR ENDED JUNE 30,          MARCH 31,
                                   ---------------------   ---------------------
                                     1997        1998        1998        1999
                                   ---------   ---------   ---------   ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)................  $ 218,330   $ (57,985)  $  (7,253)  $(214,536)
Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in) operating
  activities:
  Depreciation and
     amortization................     65,052     101,075      74,122      89,058
  Deferred income taxes provision
     (benefit)...................     91,000      (3,200)    (10,500)         --
  Changes in operating assets and
     liabilities:
     (Increase) decrease in
       accounts
       receivable................    216,330       1,174     (69,633)   (124,611)
     (Increase) decrease in
       inventories...............    (24,785)     (6,553)     (4,006)    (89,742)
     (Increase) decrease in
       prepaid income taxes......         --    (118,781)         --      70,496
     (Increase) decrease in
       prepaid expenses..........     (7,512)      6,605     (13,915)      2,457
     (Increase) decrease in other
       noncurrent assets.........    (15,853)   (351,146)   (270,277)   (562,319)
     Increase (decrease) in
       accounts payable..........     32,002      12,186     (10,396)     69,453
     Increase (decrease) in
       accrued expenses..........   (125,963)    333,436      78,968     334,861
                                   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  operating activities...........    448,601     (83,189)   (232,890)   (424,883)
CASH FLOWS USED IN INVESTING
  ACTIVITIES
Redemption (purchase) of
  short-term investments.........   (197,729)    197,729     197,729          --
Purchase of property and
  equipment......................    (51,708)   (558,886)   (315,699)   (410,695)
Capitalized patent costs.........    (27,076)    (30,939)    (22,192)    (21,132)
                                   ---------   ---------   ---------   ---------
Net cash used in investing
  activities.....................   (276,513)   (392,096)   (140,162)   (431,827)

                                                             NINE MONTHS ENDED
                                    YEAR ENDED JUNE 30,          MARCH 31,
                                   ---------------------   ---------------------
                                     1997        1998        1998        1999
                                   ---------   ---------   ---------   ---------
                                                                (UNAUDITED)
CASH FLOWS USED IN FINANCING
  ACTIVITIES
Proceeds from common stock
  issued.........................    148,230     145,381     157,938      11,672
Proceeds from long-term debt.....         --     200,000          --     548,015
Repayments of long-term debt.....   (195,595)    (31,983)    (24,885)    (19,129)
Proceeds from revolving line of
  credit.........................    210,000          --          --     105,000
Repayments of revolving line of
  credit.........................               (210,000)   (210,000)         --
Repayments of notes payable --
  related parties................   (207,000)         --          --          --
                                   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  financing activities...........    (44,365)    103,398     (76,947)    645,558
                                   ---------   ---------   ---------   ---------
Net increase (decrease) in
  cash...........................    127,723    (371,887)   (449,999)   (211,152)
Cash at beginning of year........    555,353     683,076     683,076     311,189
                                   ---------   ---------   ---------   ---------
Cash at end of year..............  $ 683,076   $ 311,189   $ 233,077   $ 100,037
                                   =========   =========   =========   =========
Supplemental Disclosures:
  Interest paid..................  $  42,948   $  10,835   $   8,008   $  45,330
                                   =========   =========   =========   =========
  Income taxes paid..............  $  83,815   $  98,393   $  98,393          --
                                   =========   =========   =========   =========
  Obligations under capital
     lease.......................         --   $  28,360          --          --
                                   =========   =========   =========   =========
  Forgiveness of obligation to
     stockholders................         --   $ 460,573   $ 460,573          --
                                   =========   =========   =========   =========


The accompanying notes are an integral part of these financial statements.

                          IMPLANT SCIENCES CORPORATION



                         NOTES TO FINANCIAL STATEMENTS



        (INFORMATION AS OF MARCH 31, 1999 AND FOR THE NINE MONTHS ENDED


                MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED.)


1.  DESCRIPTION OF BUSINESS

     Implant Sciences Corporation is a provider of patented and proprietary surface modification services to the medical device and semiconductor industries. Ion implantation and thin film coating techniques are utilized to enhance the surfaces for orthopedic implants (hip and knee total joint replacements), to implant radioactive material into prostate seeds and coronary stents, coatings on guidewires, stents and catheters for interventional cardiology devices, and ion implantation of electronic dopants for the semiconductor industry. The Company's principal markets are the orthopedic, interventional cardiology and semiconductor markets.


     During 1998 and 1999, the Company incurred operating losses and utilized significant cash to fund operations. During this time the Company increased its cash expenditures to develop its new products, increase capacity and equipment and increase sales and marketing capabilities in anticipation of FDA approval for its radioactive prostate seed (which was obtained on May 26, 1999) and radioactive stent products. The Company has been utilizing its credit facilities and cash and cash equivalents to finance operations. In order to be better positioned to achieve its strategic objectives, the Company is attempting to obtain equity financing through an initial public offering of its common stock.



     The Company has experienced delays in completing its initial public offering. Accordingly, the Company has implemented a number of programs to reduce its use of cash, including operating expense reductions, while it actively attempted to complete its initial public offering. The Company believes that these programs will continue until such time as additional sources of financing are obtained. Management of the Company has outlined and implemented a plan of action to ensure that the Company has adequate sources of cash to meet its working capital needs for at least the next twelve months. The key elements of the plan are as follows:



     - Further operating expense reductions to eliminate certain expenditures which are not critically essential to achieving critical business objectives at this time (e.g., temporary personnel, use of outside consultants, discretionary spending).



     - Timing of new product development expenditures has been closely tied to timing of anticipated financing.



     - Continued pursuit of government research grants.



     - Pursuit of financing alternatives including bank financing, strategic alliances, and capital contributions by management.



     As a result of the above actions, management believes that its existing cash resources and credit facilities should meet working capital requirements over the next twelve months. However, unanticipated decreases in revenues, increases in expenses or further delays in the process of obtaining equity financing, may adversely impact the Company's cash position and require further cost reductions.

                          IMPLANT SCIENCES CORPORATION

INTERIM FINANCIAL STATEMENTS


     The financial information at March 31, 1999, and for the nine months ended March 31, 1998 and 1999, is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for these periods. The results of operations and cash flows for the nine months ended March 31, 1998 and 1999 are not necessarily indicative of results that may be expected for the entire year.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     The Company considers any security with a maturity of 90 days or less to be cash equivalents.

  Short-Term Investment

     Short-term investment consists of a U.S. Treasury bill with an original maturity of six months. The investment is recorded at cost plus accrued interest which approximates market value.

  Inventories

     Inventories consist of gold and other precious metal raw materials used in the manufacturing process and are carried at the lower of cost (first-in, first-out) or market.

  Property and Equipment and Capital Lease

     Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets as follows:

Leasehold improvements.............  life of lease
Furniture and fixtures.............      5-7 years
Machinery and equipment............        7 years

     Equipment under the capital lease is being amortized over the life of the lease.

  Warranty Costs

     The Company accrues warranty costs in the period the related revenue is recognized. Warranty costs are not material to operating results.

  Income Taxes

     The liability method is used to account for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities as well as net operating loss and tax credit carryforwards and are measured using the enacted tax rates and laws that will be in effect when the differences reverse. Deferred tax assets may be reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.

                          IMPLANT SCIENCES CORPORATION

  Patent Costs

     The costs to obtain patents are capitalized. The Company amortizes the cost of patents ratably over their legal lives commencing with the month in which the patents are issued. As of June 30, 1998, there were four patents issued. Accumulated amortization at June 30, 1997 and 1998 was $10,627 and $15,699, respectively.

  Concentrations of Credit Risk

     The Company grants credit to its customers, primarily large corporations in the medical device and semiconductor industries. The Company performs periodic credit evaluations of customer financial condition and does not require collateral. Receivables are generally due within thirty days. Credit losses have historically been minimal, which is consistent with management's expectations.

     The Company has three major customers which accounted for the following annual revenue:

                                               1997          1998
                                            ----------    ----------
Company A.................................  $1,482,000    $1,229,000
Company B (see Note 5)....................     350,000            --
Company C.................................     148,000       175,000

     Total accounts receivable at June 30, 1997 and 1998 for Company A was approximately $223,000 and $138,000, respectively.

  Stock Based Compensation

     The Company accounts for its stock based compensation arrangements under the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, rather than the alternative fair value accounting method provided for under FAS No. 123, Accounting for Stock-Based Compensation. Under APB 25, when the exercise price of options granted to employees and non-employee directors under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is recorded.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Revenue Recognition

     Revenues are recognized at the time product is shipped. During fiscal 1996, the Company was awarded a non-recurring, long-term, fixed price contract to build one piece of customized manufacturing equipment, which was completed in fiscal 1997. Revenues under this contract were recognized as costs were incurred. The Company uses the percentage-of-completion method under the contract and measures progress towards the completion using the cost-to-cost method.

                          IMPLANT SCIENCES CORPORATION

     Contract revenue under cost-sharing research and development agreements is recognized as eligible research and development expenses are incurred. The Company's obligation with respect to these agreements is to perform the research on a best-efforts basis.

RESEARCH AND DEVELOPMENT COSTS

     All costs of research and development activities are expensed as incurred. The Company performs research and development for itself and under contracts with others, primarily the U.S. government. Company funded research and development includes the excess of expenses over revenues on its commercial and government research contracts and, therefore, is included in cost of product and contract research revenues in the accompanying statement of operations.

     The Company funded and customer funded research and development costs for 1997 and 1998 were as follows:

                                                 JUNE 30,
                                           --------------------
                                             1997        1998
                                           --------    --------
Company funded...........................  $522,765    $495,098
Customer funded..........................   118,539     289,530
                                           --------    --------
          Total research and
             development.................  $641,304    $784,628
                                           ========    ========

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, Reporting Comprehensive Income and Statement No. 131, Disclosures About Segments of an Enterprise and Related Information. Statement No. 130 establishes standards for the reporting and display of comprehensive income and its components. Statement No. 131 establishes standards for public companies to report information about operating segments in financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements retroactively in 1999. Under Statement 131 the Company believes that it will operate in one business segment. Accordingly, the Company does not anticipate that the adoption of this statement will have a significant effect on the Company's disclosures. Statement 130, which will be adopted in 1999, will not have a significant impact on the Company's disclosures.

EARNINGS PER SHARE

     In 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share. This Standard revises certain methodology for computing earnings per common share (EPS) and requires the reporting of two earnings per share figures: basic earnings per share and diluted earnings per share. Basic earnings per common share are computed by dividing net income by the weighted-average number of common shares outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of common shares outstanding plus

                          IMPLANT SCIENCES CORPORATION
the dilutive effect of shares issuable through the exercise of stock options (common stock equivalents).

     The shares used for basic earnings per common share and diluted earnings per common share are reconciled as follows:


                                 JUNE 30,                 MARCH 31,
                          ----------------------    ----------------------
                            1997         1998         1998         1999
                          ---------    ---------    ---------    ---------
                                                         (UNAUDITED)
Average shares
  outstanding for basic
  earnings per share....  2,929,806    3,523,368    3,452,598    3,854,892
Dilutive effect of stock
  options...............    556,086           --           --           --
                          ---------    ---------    ---------    ---------
Average shares
  outstanding for
  diluted earnings per
  share.................  3,485,892    3,523,368    3,452,598    3,854,892
                          =========    =========    =========    =========


3.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                         JUNE 30,
                                                   --------------------
                                                     1997        1998
                                                   --------    --------
Accrued compensation and benefits................  $549,366    $ 90,573
Deferred revenue.................................        --     125,000
Accrued income taxes.............................    14,900          --
Warranty.........................................     8,700       8,000
Accrued consulting fees..........................        --     125,300
Other............................................   121,606     218,562
                                                   --------    --------
                                                   $694,572    $567,435
                                                   ========    ========

4.  RESEARCH AND DEVELOPMENT ARRANGEMENTS

     The Company is the recipient of several grants under the U.S. Government's Small Business Innovative Research (SBIR) program. These grants are firm fixed-priced contracts and generally range in length from six to nine months. Revenues under such arrangements were approximately $12,000 and $308,000 for the years ended June 30, 1997 and 1998, respectively.

     The Company also conducts research and development under cost-sharing arrangements with its commercial customers. Revenues under such arrangements were approximately $110,000 and $100,000 for the years ended June 30, 1997 and 1998, respectively.

                          IMPLANT SCIENCES CORPORATION

5.  LONG-TERM CONTRACT

     During 1996, the Company entered into a one-time contract as a subcontractor under a cost-plus fixed fee arrangement at a total contract price of approximately $1,933,000, as amended.

     Amounts subject to retainage provisions were $13,500 at June 30, 1997. The Company incurred general and administrative expenses relating to this contract of approximately $88,000 for the year ended June 30, 1997. No general and administrative expense relating to this contract were incurred for the year ended June 30, 1998.

6.  LONG-TERM DEBT

     Maturities of long-term debt at June 30, 1998 are as follows:

Year ending June 30:
  1999...................................  $ 50,278
  2000...................................    63,611
  2001...................................    63,611
  2002...................................    43,936
  2003...................................    40,000
  Thereafter.............................    13,333
                                           --------
                                            274,769
Less current portion.....................    50,278
                                           --------
                                           $224,491
                                           ========

     The Company finances its operations utilizing a Revolving Credit Facility ("Credit Facility") and two Equipment Term Loans under a Loan Agreement with its bank. Both borrowings under the Loan Agreement are cross-collateralized and cross-defaulted. The Loan Agreement has a first lien on substantially all of the Company's assets.

     The Credit Facility bears interest at the bank's base rate, plus 1% (9.5% at June 30, 1998). Advances under the Credit Facility are limited to 70% of qualifying accounts receivable and payable on demand. At June 30, 1998 the Company had $300,000 available under the Credit Facility.

     In August 1997, the Company refinanced one of its Term Loans. The Term Loan is payable in 48 monthly installments of $1,968, and matures September 30, 2001. Interest is payable monthly at the same rate as the Credit Facility.

     In January 1998, the Company increased the amount available under its Equipment Term Loan to $750,000. The Company may utilize this facility to finance capital expenditures through October 1998. Principal repayments commence November 1998 in sixty equal monthly installments. Interest is payable monthly at 1% above the banks base rate commencing February 1998.

     Under the provisions of its Loan Agreement, the Company is required to maintain compliance with certain financial covenants including debt service coverage, minimum levels of net worth and restrictions on indebtedness. At June 30, 1998, the Company's debt service coverage and net worth was less than the required amounts. The Company's bank

                          IMPLANT SCIENCES CORPORATION
has waived its rights under the Loan Agreement with respect to compliance with these financial covenants at June 30, 1998. The Company complied with these covenants at September 30, 1998. In December 1998, the Company's bank changed its loan compliance requirements from a quarterly basis to an annual basis. The bank now measures compliance annually, consistent with the Company's fiscal year end. Accordingly, amounts payable under the Loan Agreement are classified as long-term in the accompanying balance sheet.

7.  RELATED-PARTY TRANSACTIONS

     Accounts receivable from related parties as of June 30, 1998 consisted of a loan of $137,500 to a principal shareholder. The interest rate on the loan, which is unsecured, is six percent per annum. The entire amount of the principal and accumulated interest will be due on December 9, 2003. This was accounted for as a reduction of stockholders' equity.

     Between 1984 and 1994, two officers, Dr. Armini and Dr. Bunker, of the Company, were not paid certain compensation. As a result, deferred compensation of $811,825 was accrued by the Company as the services were rendered. In 1996 and 1997, payments of $213,252 and $119,000, respectively, were made to these individuals. The remaining obligation was included in accrued compensation in the June 30, 1997 balance sheet.

     During 1998, these individuals discharged the Company from the remaining obligation of $461,000 which was recorded as an increase to Additional Paid-In Capital, net of related tax effect of $186,500.


     In 1998, as consideration for terminating an agreement with an acting Chief Financial Officer and resignation from the Company's board of directors, the Company provided the following benefits to the consultant: (i) a $60,000 lump sum cash payment; (ii) 12 additional payments of $4,125 per month; (iii) warrants, with a three-year term, to purchase 86,640 shares of the Common Stock of the Company at a price of $17.31 per share; (iv) 12,000 shares of the Common Stock of the Company; and (v) the forgiveness of an $18,750 employee advance. In connection with this individual's agreement he was granted a three year term, to purchase 9,000 shares of Common Stock of the Company at a price of $1.51 per share. All such consideration was accrued as of June 30, 1998.


8.  LEASE OBLIGATION

     The Company has an operating lease for its manufacturing, research and office space which expires on May 31, 2000. Under the terms of the lease, the Company is responsible for their proportionate share of real estate taxes and operating expenses relating to this facility. Total rental expense for fiscal years ended June 30, 1997 and 1998 was $115,954 and $160,224, respectively.

     Included in property and equipment at June 30, 1998 is equipment recorded under a capital lease, net of accumulated depreciation of $28,360.

                          IMPLANT SCIENCES CORPORATION

     Future minimum rental of payments required under capital leases and operating leases with noncancellable terms in excess of one year at June 30, 1998, together with the present value of net minimum lease payments:

                                             CAPITAL    OPERATING
                                              LEASE       LEASE       TOTAL
                                             -------    ---------    --------
Year ending June 30:
  1999.....................................  $ 6,578    $146,229     $152,807
  2000.....................................    7,176     163,963      171,139
  2001.....................................    7,176          --        7,176
  2002.....................................    7,176          --        7,176
  2003.....................................    6,578          --        6,578
                                             -------    --------     --------
  Net minimum lease payments...............  $34,684    $310,192     $344,876
                                                        ========     ========
  Less finance charges.....................    7,520
                                             -------
  Present value of net minimum lease
     payments..............................  $27,164
                                             =======

9.  INCOME TAXES

     The components of the income tax provision (benefit) are as follows:

                                                       YEAR ENDED JUNE 30,
                                                       --------------------
                                                         1997        1998
                                                       --------    --------
Current:
  Federal............................................  $ 53,900    $(30,100)
  State..............................................    16,500      (5,600)
                                                       --------    --------
                                                         70,400     (35,700)
Deferred.............................................    91,000      (3,200)
                                                       --------    --------
                                                       $161,400    $(38,900)
                                                       ========    ========

     The income tax provision (benefit) is greater than the amounts computed by applying the statutory federal income tax rate of 34% to income before the provision for income taxes, primarily as a result of state income taxes.

                          IMPLANT SCIENCES CORPORATION

     Significant components of the Company's deferred tax assets as of June 30 are as follows:

                                                          1997       1998
                                                        --------    -------
Deferred tax assets:
  Deferred compensation...............................  $185,000    $    --
  Net operating loss and tax credit carryforwards.....     8,000      8,000
  Other...............................................    14,000     18,000
                                                        --------    -------
Total deferred tax assets.............................   207,000     26,000
Deferred tax liabilities:
  Tax over book depreciation..........................    18,000     20,300
                                                        --------    -------
Total deferred tax liabilities........................    18,000     20,300
                                                        --------    -------
Net deferred tax assets...............................  $189,000    $ 5,700
                                                        ========    =======

10.  STOCKHOLDERS' EQUITY


     Each share of the Company's outstanding common stock has one vote. The 1992 Stock Option Plan (the "1992 Plan") provides for the grant of incentive stock options and nonqualified stock options to employees. The exercise price of the options equals 100% of the fair market value on the date of the grant, and vest ratably over three years commencing with the second year. A total of 1,680,000 shares have been reserved for issuance under the 1992 Plan. (See Note 13)


     The following table presents the activity of the 1992 Plan for the years ended June 30, 1997 and 1998:


                                                     1997                   1998
                                             --------------------   --------------------
                                                         WEIGHTED               WEIGHTED
                                                         AVERAGE                AVERAGE
                                                         EXERCISE               EXERCISE
                                              OPTIONS     PRICE      OPTIONS     PRICE
                                             ---------   --------   ---------   --------
Outstanding at beginning of period.........  1,428,000    $ .78     1,533,000    $ .82
Granted....................................    105,000     1.38        55,200     3.94
Exercised..................................         --       --      (630,000)     .46
Canceled...................................         --       --      (240,000)    1.51
                                             ---------    -----     ---------    -----
Outstanding at end of period...............  1,533,000    $ .82       718,200    $1.14
                                             =========    =====     =========    =====
Options exercisable at end of period.......  1,108,002    $ .58       513,000    $ .78
                                             =========    =====     =========    =====
Weighted average fair value per share of
  options granted during the period........               $ .11                  $ .47
                                                          =====                  =====

                          IMPLANT SCIENCES CORPORATION

     The following table presents weighted average price and life information about significant option groups outstanding at June 30, 1998:


                 OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
           --------------------------------   --------------------
                      WEIGHTED
                       AVERAGE     WEIGHTED              WEIGHTED
RANGE OF              REMAINING    AVERAGE                AVERAGE
EXERCISE             CONTRACTUAL   EXERCISE              EXERCISE
 PRICES    NUMBER    LIFE (YRS)     PRICE      NUMBER      PRICE
--------   -------   -----------   --------   --------   ---------
 $ .42     318,000      5.05        $ .42     318,000      $ .42
  1.38     375,000      8.02         1.38     195,000       1.38
  7.00      25,200      9.74         7.00          --         --
           -------                            -------
           718,200                            513,000
           =======                            =======



     The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation(FAS 123). If the compensation cost for the option plans had been determined based on the fair value at the grant date for grants in 1997 and 1998, consistent with the provisions of FAS 123, the pro forma net income for 1997 and 1998, would have decreased by $45,000 and $55,000 respectively, and by $.01 per share and $.01 per share-diluted, respectively.


     The fair value of options and warrants issued at the date of grant were estimated using the Minimum-Value method with the following weighted average assumptions:

                                           OPTIONS GRANTED
                                      -------------------------
                                         1997          1998
                                      ----------    -----------
Expected life (years)...............      5              5
Risk free interest rate.............  6.9%-6.96%    5.55%-5.75%
Dividend yield......................      0%            0%

     The Company has never declared nor paid dividends and does not expect to do so in the foreseeable future.

     The effects on 1997 and 1998 pro forma net income of expensing the estimated fair value of stock options are not necessarily representative of the effects on the results of operations for future years as the periods presented include only two and three years, respectively, of option grants under the Company's plans.

11.  ROYALTY AGREEMENT

     Under the terms of the sale of a former product line, the Company is entitled to minimum annual royalties which aggregate $175,000 over four years. During 1997 and 1998, the Company recognized approximately $75,000 and $44,000, respectively, of royalties under this arrangement.

                          IMPLANT SCIENCES CORPORATION

12.  401(k) PLAN

     The Company has a defined contribution retirement plan which contains a 401(k) program. All employees who are 21 years of age and who have completed one year of service during which they worked at least 1,000 hours are eligible for participation in the plan. The Company may make discretionary contributions. The Company made contributions to the plan of $1,100 and $3,200 in 1997 and 1998, respectively.

13.  SUBSEQUENT EVENTS


     In connection with a planned initial public offering of the Company's Common Stock, the Company amended and restated its Articles of Organization in September 1998. The amendment, among other things, included the following:



        - The Company's Board of Directors and Stockholders increased the authorized Common Stock to 20,000,000 shares.



        - The Company's Board of Directors and Stockholders authorized 5,000,000 shares of Preferred Stock ($.10 par value). The Board of Directors was also authorized to issue the Preferred Stock in one or more series, and to fix the powers, designations, preferences and other rights, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences without any further action by the Company's stockholders.



        - The Board of Directors and Stockholders declared a 7-for-1 stock split effected in the form of a stock dividend.


     Except for historical share amounts in the accompanying balance sheet and statement of changes in stockholders' equity, the Company has restated all historical share and per-share data to give retroactive effect to the 7-for-1 stock split effected in the form of a stock dividend. Upon distribution of the shares the par value of the shares distributed will be transferred from additional paid-in-capital to Common Stock.


     In addition, in September 1998, the Company adopted two new employee benefit plans, the 1998 Incentive and Nonqualified Stock Option Plan ("Incentive Plan") and the 1998 Employee Stock Purchase Plan ("Stock Purchase Plan"). Upon the adoption of the 1998 Option Plan, the 1992 Option Plan was terminated. No new stock options will be granted under the 1992 Option Plan, which has been superseded by the 1998 Option Plan.



     The Incentive Plan provides for the grant of incentive stock options and nonqualified stock options to officers and key employees for the purchase of up to 1,680,000 shares of Common Stock. Options granted to purchase shares of Common Stock are exercisable as determined by an appointed committee consisting of two or more non-employee directors (Committee), expire within ten years from date of grant and have an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. However, in the case of qualified options, if an employee owns more than 10% of the voting power of all classes of stock, the option granted will be at 110% of the fair market value of the Company's Common Stock on the date of grant and will expire over a period not to exceed five years.

                          IMPLANT SCIENCES CORPORATION

     In January 1999, the shares authorized and reserved for issuance under the 1998 Stock Option Plan were reduced from 1,680,000 shares to 240,000 shares of authorized and unissued Common Stock.


     Under the terms of the Incentive Plan each non-employee director, upon election and each subsequent reelection to the Board of Directors, shall automatically receive a Nonqualified Option to purchase 2,000 shares of Common Stock subject to the same terms and conditions referred to in the immediately preceding paragraph.


     The 1998 Employee Stock Purchase Plan ("Purchase Plan") provides for the issuance of 141,000 shares of common stock thereunder. Under the Purchase Plan, eligible employees may purchase common shares at a price per share equal to 85% of the lower of the fair market value of the common stock on the first or last day of a one-year offering period. Participation in the offering period is limited to $25,000 in any calendar year.



     On January 7, 1999, the Company entered into Loan Agreements with ten employees. Pursuant to the terms of these Agreements, the Company loaned a total of $137,500 to these ten employees for the purpose of exercising a total of 321,642 options to purchase Common Stock. The interest rate on the loans, which are unsecured, is six percent per annum. The entire amount of the principal and accumulated interest will be due within three years. This was accounted for as a reduction of stockholders' equity.



     On June 8, 1999 the Company amended and restated its Articles of Organization. The amendment, among other things, included the following:



        - The Board of Directors and Stockholders declared a 6-for-7 reverse stock split of its Common Stock.



        - The Board of Directors and Stockholders increased the authorized Common Stock, affected by the reverse stock split, from 17,142,857 to 20,000,000 shares.



     Except for historical share amounts in the accompanying balance sheet and statement of changes in stockholders' equity, the Company has restated all historical share and per-share data to give retroactive effect to the 6-for-7 reverse stock split. Upon return of the shares the par value of the shares returned will be transferred to additional paid-in-capital from Common Stock.

INSIDE BACK COVER

     On this page appear photographs of an ion implanter, the production facilities and orthopedic hips being ion implanted knee components, radiopaque coatings, hip components and radioactive prostate seeds.

------------------------------------------------------
------------------------------------------------------


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.


                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    4
Risk Factors..........................    8
Use of Proceeds.......................   13
Dividend Policy.......................   14
Capitalization........................   15
Dilution..............................   16
Selected Financial Data...............   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   20
Business..............................   26
Management............................   40
Principal Stockholders................   47
Certain Transactions..................   49
Legal Proceedings.....................   50
Description of Securities.............   51
Shares Eligible for Future Sale.......   55
Underwriting..........................   57
Legal Matters.........................   59
Experts...............................   59
Where You Can Find More Information...   60
Glossary..............................   61
Index to Financial Statements.........  F-1


                            ------------------------


UNTIL           , 1999 (25 DAYS AFTER THE EFFECTIVE DATE OF THE REGISTRATION
STATEMENT) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,000,000 UNITS
                               EACH CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                                      AND
                          ONE REDEEMABLE COMMON STOCK
                                PURCHASE WARRANT
                            [IMPLANT SCIENCES LOGO]
                              --------------------

                                   PROSPECTUS
                              --------------------

                               WESTPORT RESOURCES


                           INVESTMENT SERVICES, INC.


                           SCHNEIDER SECURITIES, INC.


                        WEATHERLY SECURITIES CORPORATION


                                          , 1999


------------------------------------------------------
------------------------------------------------------

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI.C. of the Company's Amended and Restated Articles of Organization provides that a director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the director's breach of fiduciary duty as a director of the Company, to the maximum extent permitted by Massachusetts law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of Chapter 156B of the Massachusetts General Laws, which relate to liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI.D. of the Company's Amended and Restated Articles of Organization further provides that the Company shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as a director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys'
fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended (the "Securities Act").

     Section 67 of Chapter 156B of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company intends to procure a directors and officers liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Amended and Restated By-Laws.

     Reference is hereby made to Section 7 of the Underwriting Agreement between the Company and the Underwriters, filed as Exhibit 1.1 to this Registration Statement, for a description of indemnification arrangements between the Company and the Underwriters.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, appears below. All amounts are estimates, except for the SEC registration fee, the NASD filing fee and the Nasdaq and Boston Stock Exchange listing fees.


SEC Registration Fee.................................  $  7,862
NASD Filing Fee......................................     3,200
Nasdaq and Boston Stock Exchange Listing Fees........    23,750
Blue Sky Qualification Fees and Expenses.............    18,100
Accounting Fees and Expenses.........................   325,000
Legal Fees and Expenses..............................   300,000
Transfer Agent Fees..................................     3,000
Printing and Engraving Expenses......................   100,000
Travel & Road Show...................................    50,000
Miscellaneous Expenses...............................    72,088
                                                       --------
          Total......................................  $903,000
                                                       ========


ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information is furnished with regard to all securities sold by the Company within the past three years which were not registered under the Securities Act. The share numbers set forth below have been adjusted to reflect the 7-for-1 stock split effected by the Company on September 9, 1998.


          (a) On July 1, 1998, as partial consideration for terminating an agreement with the acting Chief Financial Officer to the Company and his resignation from the Company's board of directors, the Company provided the following: (i) 12,000 shares of the Common Stock of the Company; and (ii) warrants, with a three-year term, to purchase 86,640 shares of the Common Stock of the Company at a price of $17.31 per share. In addition, as part of this individual's original agreement, dated October 31, 1997, he was also provided warrants, with a three year term, to purchase 9,000 shares of Common Stock of the Company at a price of $1.51 per share. The Company granted piggyback registration rights to this individual in any public offering after the initial public offering of the Common Stock.



          (b) On June 17, 1997, NAR Holding Corporation exercised its preemptive rights to purchase 301,668 shares of Common Stock of the Company at a price of $.49 per share.


     The issuances described in this Item 26 were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering. No underwriters were engaged in connection with the foregoing issuances of securities, and no underwriting discounts or commissions were paid.

ITEM 27:  EXHIBITS


  +1.1    Agreement Among Underwriters (preliminary copy)
  +1.2    Underwriting Agreement (preliminary copy)
  +1.3    Selected Dealer Agreement (preliminary copy)
  +1.4    Representative's Warrant Agreement (preliminary copy)
  +1.5    Consulting Agreement with the Representative (preliminary
          copy)
  *3.1    Restated Articles of Organization of the Company
  *3.2    By-Laws of the Company
  *4.1    Specimen certificate for the Common Stock of the Company
  *4.2    Specimen certificate for the Redeemable Warrants of the
          Company
  +4.3    Specimen certificate for the Units of the Company
  +5.1    Opinion of Foley, Hoag & Eliot LLP
  *9      Armini Voting Trust Agreement, dated November 1, 1991
 *10.1    Employment Agreement with Anthony J. Armini, dated September
          26, 1998
 *10.2    Employment Agreement with Stephen N. Bunker, dated September
          26, 1998
 *10.3    Employment Offer Letter to Darlene Deptula-Hicks, dated June
          15, 1998
 *10.4    Employment Offer Letter to Alan Lucas, dated March 20, 1998
 *10.5    Amendment to Employment Offer Letter to Alan Lucas, dated
          September 24, 1998
 *10.6    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used between 1993 and 1995
 *10.7    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used in 1993
 *10.8    Form of Employee Agreement on Ideas, Inventions, and
          Confidential Information used between 1997 and 1998
 *10.9    Loan Agreement between the Company and US Trust, dated May
          1, 1996
 *10.10   $100,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May 1, 1996
 *10.11   $300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated May 1, 1996
 *10.12   Guaranty of Loan Agreement between the Company and US Trust, by Anthony J. Armini, dated May 1, 1996
 *10.13   Security Agreement between the Company and US Trust, dated
          May 1, 1996
 *10.14   Lessor's Subordination and Consent between the Company and
          Teacher's Insurance and Annuity Association of America,
          dated May 1, 1996
 *10.15   First Amendment to Loan Agreement between the Company and US
          Trust, dated July 24, 1997
 *10.16   $300,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated July 24, 1997

 *10.17   $94,444.40 Commercial Promissory Note signed by the Company in favor of US Trust, dated August 12, 1997
 *10.18   Second Amendment to Loan Agreement between the Company and
          US Trust, dated January 16, 1998
 *10.19   $750,000 Commercial Promissory Note signed by the Company in favor of US Trust, dated January 16, 1998
 *10.20   Promissory Note signed by Anthony J. Armini in favor of the
          Company, dated September 26, 1998
 *10.21   Shareholders Agreement between NAR Holding Corporation and
          Anthony J. Armini, dated July 15, 1987
 *10.22   Lease between the Company and Teachers Insurance and Annuity
          Association of America, dated September 29, 1995
 *10.23   First Amendment to Lease and Expansion Agreement between the
          Company and Teachers Insurance and Annuity Association of
          America, dated July 29, 1998
 *10.24   Standard Cooperative Research and Development Agreement
          between the Company and the Naval Research Laboratory, dated
          January 21, 1997**
 *10.25   Cooperative Agreement between the Company and the United
          States of America U.S. Army Tank-Automotive and Armaments
          Command Armamanet Research, Development and Engineering
          Center, dated September 30, 1997**
 *10.26   Vendor Agreement Memorandum between the Company and
          Osteonics, dated February 2, 1998**
 *10.27   Sample Purchase Order between the Company and MicroSpring
          Company, Inc., dated October 24, 1996**
 *10.28   Asset Purchase Agreement between the Company and Falex
          Corporation, dated November 17, 1995**
 *10.29   Settlement between the Company and Erik Akhund, dated July
          1, 1998
 *10.30   1992 Stock Option Plan
 *10.31   Form of Stock Option Agreement under the 1992 Stock Option
          Plan
 *10.32   1998 Incentive and Nonqualified Stock Option Plan
 *10.33   Form of Incentive Stock Option under the 1998 Incentive and
          Nonqualified Stock Option Plan
 *10.34   Form of Nonqualified Stock Option under the 1998 Incentive and Nonqualified Stock Option Plan
 *10.35   Form of Nonqualified Stock Option for Non-Employee Directors
          under the 1998 Incentive and Nonqualified Stock Option Plan
 +10.36   Form of Lock-Up Agreement
 *10.37   Agreement Appointing Transfer Agent and Registrar between
          the Company and American Securities Transfer & Trust, Inc.,
          dated October 19, 1998
 *10.38   Certification of Corporate Secretary dated October 19, 1998 concerning Agreement Appointing Transfer Agent and Registrar between the Company and American Securities Transfer &
          Trust, Inc.
 *10.39   Research and Development Agreement between the Company and
          Guidant Corporation, dated May 20, 1998**

 *10.40   Letter Agreement between the Company and Guidant
          Corporation, dated September 29, 1998**
 *10.41   Form of Medical Advisory Board Agreement
 *10.42   Form of Loan Agreement, dated January 7, 1999, between the
          Company and the following employees in the following
          amounts: Donald J. Dench ($12,500), Diane J. Ryan ($12,500),
          Mark and Kathleen Gadarowski ($12,500), Gregory Huntington,
          Sr. ($12,500), Leonard DeMild ($25,000), Michael Nelson
          ($12,500), Richard Sahagian ($12,500), Darryl Huntington
          ($12,500), Dennis Gadarowski ($12,500) and David Santos
          ($12,500)
 *10.43   Terms and Conditions from Sample Purchase Order between the
          Company and Biomet, Incorporated
 +10.44   Unit and Warrant Agreement between the Company and American
          Securities Transfer & Trust, Inc., dated April 9, 1999
  10.45   Agreement between the Company and U.S. Army Space and
          Missile Defense Command, dated May 27, 199
 *21.1    Subsidiaries of the Company
  23.1    Consent of Ernst & Young LLP
  23.2    Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
 *24.1    Power of Attorney
 *27.1    Financial Data Schedule
 *27.2    Financial Data Schedule -- Three Months Ended September 30,
          1998
 *27.3    Financial Data Schedule -- Three Months Ended September 30,
          1997
 *27.4    Financial Data Schedule -- Six Months Ended December 31,
          1998
 *27.5    Financial Data Schedule -- Six Months Ended December 31,
          1997
  27.6    Financial Data Schedule -- Nine Months Ended March 31, 1999
  27.7    Financial Data Schedule -- Nine Months Ended March 31, 1998


-------------------------
 * Previously filed.

** Filed under application for confidential treatment.

 + Replaces previously filed exhibit.

ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or
     (4) of 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wakefield, The Commonwealth of Massachusetts, on June 9, 1999.


                                          IMPLANT SCIENCES CORPORATION

                                          By:     /s/ ANTHONY J. ARMINI
                                             -----------------------------------
                                                      Anthony J. Armini
                                                          President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                TITLE                  DATE
                     ---------                                -----                  ----
                /s/ ANTHONY J. ARMINI                President, Chief           June 9, 1999
---------------------------------------------------    Executive Officer and
                 Anthony J. Armini                     Chairman of the Board
                                                       of Directors
                                                       (Principal Executive
                                                       Officer)

            /s/ DARLENE M. DEPTULA-HICKS             Vice President and Chief   June 9, 1999
---------------------------------------------------    Financial Officer
             Darlene M. Deptula-Hicks                  (Principal Financial
                                                       and Accounting
                                                       Officer)

                /s/ STEPHEN N. BUNKER                Vice President and Chief   June 9, 1999
---------------------------------------------------    Scientist, Director
                 Stephen N. Bunker

            * /s/ ROBERT E. HOISINGTON               Director                   June 9, 1999
---------------------------------------------------
               Robert E. Hoisington

              * /s/ SHUNKICHI SHIMIZU                Director                   June 9, 1999
---------------------------------------------------
                 Shunkichi Shimizu

            *By: /s/ ANTHONY J. ARMINI
   ---------------------------------------------
      Anthony J. Armini, as Attorney-in-Fact

                                 EXHIBIT INDEX



                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
    +1.1       Agreement Among Underwriters (preliminary copy).........
    +1.2       Underwriting Agreement (preliminary copy)...............
    +1.3       Selected Dealer Agreement (preliminary copy)............
    +1.4       Representative's Warrant Agreement (preliminary copy)...
    +1.5       Consulting Agreement with the Representative
               (preliminary copy)......................................
    *3.1       Restated Articles of Organization of the Company........
    *3.2       By-Laws of the Company..................................
    *4.1       Specimen certificate for the Common Stock of the
               Company.................................................
    *4.2       Specimen certificate for the Redeemable Warrants of the
               Company.................................................
    +4.3       Specimen certificate for the Units of the Company.......
    +5.1       Opinion of Foley, Hoag & Eliot LLP......................
    *9         Armini Voting Trust Agreement, dated November 1, 1991...
   *10.1       Employment Agreement with Anthony J. Armini, dated
               September 26, 1998......................................
   *10.2       Employment Agreement with Stephen N. Bunker, dated
               September 26, 1998......................................
   *10.3       Employment Offer Letter to Darlene Deptula-Hicks, dated
               June 15, 1998...........................................
   *10.4       Employment Offer Letter to Alan Lucas, dated March 20,
               1998....................................................
   *10.5       Amendment to Employment Offer Letter to Alan Lucas,
               dated September 24, 1998................................
   *10.6       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used between 1993 and 1995.....
   *10.7       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used in 1993...................
   *10.8       Form of Employee Agreement on Ideas, Inventions, and
               Confidential Information used between 1997 and 1998.....
   *10.9       Loan Agreement between the Company and US Trust, dated
               May 1, 1996.............................................
   *10.10      $100,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated May 1, 1996.........
   *10.11      $300,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated May 1, 1996.........
   *10.12      Guaranty of Loan Agreement between the Company and US
               Trust, by Anthony J. Armini, dated May 1, 1996..........
   *10.13      Security Agreement between the Company and US Trust,
               dated May 1, 1996.......................................

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *10.14      Lessor's Subordination and Consent between the Company
               and Teacher's Insurance and Annuity Association of
               America, dated May 1, 1996..............................
   *10.15      First Amendment to Loan Agreement between the Company
               and US Trust, dated July 24, 1997.......................
   *10.16      $300,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated July 24, 1997.......
   *10.17      $94,444.40 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated August 12, 1997.....
   *10.18      Second Amendment to Loan Agreement between the Company
               and US Trust, dated January 16, 1998....................
   *10.19      $750,000 Commercial Promissory Note signed by the
               Company in favor of US Trust, dated January 16, 1998....
   *10.20      Promissory Note signed by Anthony J. Armini in favor of
               the Company, dated September 26, 1998...................
   *10.21      Shareholders Agreement between NAR Holding Corporation
               and Anthony J. Armini, dated July 15, 1987..............
   *10.22      Lease between the Company and Teachers Insurance and
               Annuity Association of America, dated September 29,
               1995....................................................
   *10.23      First Amendment to Lease and Expansion Agreement between
               the Company and Teachers Insurance and Annuity
               Association of America, dated July 29, 1998.............
   *10.24      Standard Cooperative Research and Development Agreement
               between the Company and the Naval Research Laboratory,
               dated January 21, 1997**................................
   *10.25      Cooperative Agreement between the Company and the United
               States of America U.S. Army Tank-Automotive and
               Armaments Command Armamanet Research, Development and
               Engineering Center, dated September 30, 1997**..........
   *10.26      Vendor Agreement Memorandum between the Company and
               Osteonics, dated February 2, 1998**.....................
   *10.27      Sample Purchase Order between the Company and
               MicroSpring Company, Inc., dated October 24, 1996**.....
   *10.28      Asset Purchase Agreement between the Company and Falex
               Corporation, dated November 17, 1995**..................
   *10.29      Settlement between the Company and Erik Akhund, dated
               July 1, 1998............................................
   *10.30      1992 Stock Option Plan..................................
   *10.31      Form of Stock Option Agreement under the 1992 Stock
               Option Plan.............................................
   *10.32      1998 Incentive and Nonqualified Stock Option Plan.......
   *10.33      Form of Incentive Stock Option under the 1998 Incentive
               and Nonqualified Stock Option Plan......................

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *10.34      Form of Nonqualified Stock Option under the 1998
               Incentive and Nonqualified Stock Option Plan............
   *10.35      Form of Nonqualified Stock Option for Non-Employee
               Directors under the 1998 Incentive and Nonqualified
               Stock Option Plan.......................................
   +10.36      Form of Lock-Up Agreement...............................
   *10.37      Agreement Appointing Transfer Agent and Registrar
               between the Company and American Securities Transfer &
               Trust, Inc., dated October 19, 1998.....................
   *10.38      Certification of Corporate Secretary dated October 19,
               1998 concerning Agreement Appointing Transfer Agent and
               Registrar between the Company and American Securities
               Transfer & Trust, Inc...................................
   *10.39      Research and Development Agreement between the Company
               and Guidant Corporation, dated May 20, 1998**...........
   *10.40      Letter Agreement between the Company and Guidant
               Corporation, dated September 28, 1998**.................
   *10.41      Form of Medical Advisory Board Agreement................
   *10.42      Form of Loan Agreement, dated January 7, 1999, between
               the Company and the following employees in the following
               amounts: Donald J. Dench ($12,500), Diane J. Ryan
               ($12,500), Mark and Kathleen Gadarowski ($12,500),
               Gregory Huntington, Sr. ($12,500), Leonard DeMild
               ($25,000), Michael Nelson ($12,500), Richard Sahagian
               ($12,500), Darryl Huntington ($12,500), Dennis
               Gadarowski ($12,500) and David Santos ($12,500).........
   *10.43      Terms and Conditions from Sample Purchase Order between
               the Company and Biomet, Incorporated....................
   +10.44      Unit and Warrant Agreement between the Company and
               American Securities Transfer & Trust, Inc., dated April
               9, 1999.................................................
    10.45      Agreement between the Company and U.S. Army Space and
               Missile Defense Command, dated May 27, 1999.............
   *21.1       Subsidiaries of the Company.............................
    23.1       Consent of Ernst & Young LLP............................
    23.2       Consent of Foley, Hoag & Eliot LLP (included in Exhibit
               5.1)....................................................
   *24.1       Power of Attorney.......................................
   *27.1       Financial Data Schedule.................................
   *27.2       Financial Data Schedule -- Three Months Ended September
               30, 1998
   *27.3       Financial Data Schedule -- Three Months Ended September
               30, 1997
   *27.4       Financial Data Schedule -- Six Months Ended December 31,
               1998

                                                                         SEQUENTIALLY
                                                                           NUMBERED
EXHIBIT NO.                          DESCRIPTION                             PAGE
-----------                          -----------                         ------------
   *27.5       Financial Data Schedule -- Six Months Ended December 31,
               1997
    27.6       Financial Data Schedule -- Nine Months Ended March 31,
               1999
    27.7       Financial Data Schedule -- Nine Months Ended March 31,
               1998


-------------------------

 * Previously filed.

** Filed under application for confidential treatment.

 + Replaces previously filed exhibit.